EXHIBIT 2.2

AGREEMENT AND PLAN OF REORGANIZATION

by and among

Umpqua Holdings Corporation,

Umpqua Bank,

North Bay Bancorp

and

The Vintage Bank

January 17, 2007

TABLE OF CONTENTS

1.

Definitions.

1

2.

Mergers.

6

2.1

Transactions Pursuant to the Holding Company Plan of Merger

6

2.2

Transactions Pursuant to the Bank Plan of Merger

8

2.3

Exchange Procedures.

8

2.4

Dissenters’ Shares

9

2.5

Anti-Dilution Provision

9

3.

Reserved.

10

4.

Representations and Warranties of NBB and TVB.

10

4.1

Organization, Existence, and Authority

10

4.2

Authorized and Outstanding Stock, Options, and Other Rights

10

4.3

Public Reports; Sarbanes-Oxley Compliance

10

4.4

Articles of Incorporation, Bylaws, Minutes

12

4.5

No Holding Company, Joint Venture, or Other Subsidiaries

12

4.6

Shareholder Reports

12

4.7

Books and Records

13

4.8

Legal Proceedings

13

4.9

Compliance with Laws and Regulations

13

4.10

Commitments

14

4.11

Environmental Matters

14

4.12

Contingent and Other Liabilities

15

4.13

No Material Adverse Effects

15

4.14

Regulatory Approvals Required

15

4.15

Corporate and Shareholder Approval of Agreement, Binding Obligations

16

4.16

No Defaults from Transaction

16

4.17

Taxes and Tax Returns

16

4.18

Real Property, Leased Personal Property

17

4.19

Insurance

18

4.20

Intellectual Property

18

4.21

Contracts and Agreements

18

4.22

Employee Benefits.

19

4.23

Labor and Employment

21

4.24

Allowance for Loan Losses

21

4.25

Repurchase Agreement

21

4.26

Shareholder List.

21

4.27

Interests of Directors and Others

21

4.28

NBB Disclosure Schedule to this Agreement

21

4.29

Brokers and Finders

22

4.30

Bank Secrecy Act; Patriot Act; Transactions with Affiliates.

22

4.31

Risk Management Instruments.

22

5.

Representations and Warranties of Umpqua and Umpqua Bank

22

5.1

Organization, Existence, and Authority

22

5.2

Authorized and Outstanding Stock, Options, and Other Rights

23

5.3

Public Reports; Sarbanes-Oxley Compliance

23

- i -

5.4

Articles of Incorporation, Bylaws, Minutes

24

5.5

Shareholder Reports

25

5.6

Books and Records

25

5.7

Legal Proceedings

25

5.8

Compliance with Laws and Regulations

25

5.9

Environmental Matters

26

5.10

Contingent and Other Liabilities

27

5.11

No Material Adverse Effects

27

5.12

Regulatory Approvals Required

27

5.13

Corporate and Shareholder Approval of Agreement, Binding Obligations

28

5.14

No Defaults from Transaction

28

5.15

Taxes and Tax Returns

28

5.16

Insurance

29

5.17

Contracts and Agreements

29

5.18

Reserve for Loan Losses

29

5.19

Repurchase Agreement

29

5.20

Interests of Directors and Others

29

5.21

Umpqua Disclosure Schedule to this Agreement

29

5.22

Brokers and Finders.

30

5.23

Bank Secrecy Act; Patriot Act; Transactions with Affiliates.

30

5.24

Risk Management Instruments.

30

6.

Covenants of NBB.

30

6.1

Certain Actions

30

6.2

No Solicitation

33

6.3

Filing Reports and Returns, Payment of Taxes

33

6.4

Preservation of Business

33

6.5

Commercially Reasonable Efforts

33

6.6

Updating the NBB Disclosure Schedule

34

6.7

Rights of Access

34

6.8

Proxy Statement

34

6.9

Availability of Reports; Communications

35

6.10

Shareholder Meeting

35

6.11

Title Reports

35

6.12

Allowance for Loan Losses

35

6.13

Agreements and Plans

35

6.14

Other Actions

36

6.15

Section 16 Matters.

36

7.

Covenants of Umpqua.

36

7.1

Certain Actions

36

7.2

Filing Reports and Returns, Payment of Taxes

37

7.3

Preservation of Business

37

7.4

Commercially Reasonable Efforts

37

7.5

Updating the Umpqua Disclosure Schedule

38

7.6

S-4 Registration Statement

38

7.7

Listing of Securities

39

7.8

Other Actions

39

7.9

Employee Matters

39

7.10

Indemnification of Directors and Officers; D&O Insurance

40

7.11

Section 16 Matters.

41

-ii-

8.

Conditions to Obligations of Umpqua.

42

8.1

NBB Shareholder Approval; Dissenting Shareholders

42

8.2

No Litigation

42

8.3

No Banking Moratorium

42

8.4

Regulatory Approvals

42

8.5

Compliance with Securities Laws

42

8.6

Other Consents

42

8.7

Corporate Documents

43

8.8

Continuing Accuracy of Representations and Warranties

43

8.9

Compliance with Covenants and Conditions

43

8.10

No Material Adverse Effects

43

8.11

Certificate

43

8.12

Tax Opinion

43

8.13

Employee Agreements

44

8.14

Director Agreements.

44

9.

Conditions to Obligations of NBB.

44

9.1

Shareholder Approval

44

9.2

No Litigation

44

9.3

No Banking Moratorium

44

9.4

Regulatory Approvals

44

9.5

Compliance with Securities Laws

44

9.6

Other Consents

45

9.7

Corporate Documents

45

9.8

Continuing Accuracy of Representations and Warranties

45

9.9

Compliance with Covenants and Conditions

45

9.10

No Material Adverse Effects

45

9.11

Tax Opinion

45

9.12

Certificate

46

10.

Closing.

46

11.

Termination; Price Protection.

46

11.1

Procedure for Termination

46

11.2

Effect of Termination.

47

11.3

Price Protection

48

11.4

Participation in Subsequent Transaction

48

11.5

Documents from NBB

48

11.6

Documents from Umpqua

48

12.

Miscellaneous Provisions.

49

12.1

Amendment or Modification

49

12.2

Public Statements

49

12.3

Confidentiality

49

12.4

Waivers and Extensions

49

12.5

Expenses

49

12.6

Financial Advisors

49

12.7

Binding Effect, No Assignment

49

-iii-

12.8

Representations and Warranties

49

12.9

Remedies

50

12.10

No Benefit to Third Parties

50

12.11

Notices

50

12.12

Governing Law

51

12.13

Entire Agreement

51

12.14

Headings

51

12.15

Counterparts

51

12.16

Restrictions On Transfer

51

12.17

Material Change

51

12.18

Survival

52

Exhibit A – Holding Company Plan of Merger

Exhibit B – Bank Plan of Merger

Exhibit C – Forms of Director Voting, Non-Competition and Non-Solicitation Agreements and Director Voting and Non-Solicitation Agreement

Exhibit D – Rule 145 Affiliate Letter

-iv-

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization is entered into effective this 17th day of January, 2007 (this “Agreement”), by and among Umpqua Holdings Corporation (“Umpqua”), Umpqua Bank (“Umpqua Bank”), North Bay Bancorp (“NBB”) and The Vintage Bank (“TVB”).

RECITALS:

A.

Umpqua is an Oregon corporation, and registered financial holding company, with its executive offices at Umpqua Bank Plaza, Suite 1200, One SW Columbia Street, Portland, Oregon.

B.

Umpqua Bank is an Oregon state-chartered bank, and a wholly owned subsidiary of Umpqua, with its principal office at 445 SE Main Street, Roseburg, Oregon.

C.

NBB is a California corporation, and registered bank holding company, with its executive offices at 1190 Airport Road, Napa, California.

D.

TVB is a California state-chartered bank, and a wholly owned subsidiary of NBB, with its principal office at 1500 Soscol Avenue, Napa, California.

E.

The parties desire to enter into a strategic business combination pursuant to the terms of this Agreement.

F.

The respective boards of directors of each of Umpqua, Umpqua Bank, NBB and TVB have determined that it is in the best interests of their respective corporations and shareholders to consummate the applicable Mergers and the other transactions contemplated by this Agreement.

G.

The parties intend that the transactions contemplated hereby shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

H.

Section 8.13(a) of the NBB Disclosure Schedule lists those individuals who have entered into amended and restated employment, consulting or other agreements in connection with the transactions contemplated hereby.

I.

Each director of NBB and TVB has, simultaneously with the execution and delivery hereof, executed and delivered to Umpqua a Voting, Non-Competition and Non-Solicitation Agreement or Voting and Non-Solicitation Agreement, as the case may be, substantially in the appropriate form of such agreement attached hereto as Exhibit C and each director and executive officer of NBB has, simultaneously with the execution and delivery hereof, executed and delivered a Rule 145 Affiliate Letter substantially in the form of Exhibit D attached hereto.

AGREEMENT

In consideration of the mutual premises, and of the representations and warranties, covenants and agreements herein contained, the parties hereby enter into this Agreement and agree as follows:

1.

Definitions.  For purposes of this Agreement, the following terms shall have the definitions given:

(a)

“Agreement” has the meaning set forth in the Preamble.

(b)

“Alternative Acquisition Transaction” means any event or series of events pursuant to which a party or its board of directors enters into an agreement or recommends to its shareholders any agreement (other than this Agreement) pursuant to which any Person would  (i) merge or consolidate with such party, with the result that the shareholders of such party hold less than 50% of the stock or voting power of the surviving entity, (ii) acquire 50% or more of the assets or liabilities of such party or any of its subsidiaries, or (iii) purchase or otherwise acquire (including by merger, consolidation, share exchange or any similar transaction) stock or other securities representing or convertible into 50% or more of the stock or voting power of such party or any one or more of its subsidiaries.

(c)

“Bank Merger” means the merger of TVB with and into Umpqua Bank in accordance with the Bank Plan of Merger.

(d)

“Bank Plan of Merger” means the Plan of Merger to be executed by Umpqua Bank and TVB and delivered to the Oregon Director and California Secretary of State for filing substantially in the form attached hereto as Exhibit B.

(e)

“Benefits Integration” has the meaning set forth in Section 7.9.

(f)

“California Commissioner” means the Commissioner of the California Department of Financial Institutions.

(g)

“Call Reports” means the final quarterly reports of condition and income filed by such bank with the FFIEC pursuant to the Federal Deposit Insurance Act.

(h)

“Cash Consideration” has the meaning set forth in Section 11.1(e).

(i)

“Cash Fill Option” has the meaning set forth in Section 11.1(e).

(j)

“CGCL” means the California General Corporation Law.

(k)

“COBRA” has the meaning set forth in Section 4.22(f).

(l)

“Code” means the Internal Revenue Code of 1986, as amended.

(m)

“Confidentiality Agreement” means the letter agreement, dated as of December 6, 2006, by and between Umpqua and NBB.

(n)

“Contract” means any agreement, contract, undertaking, obligation, instrument, note, power of attorney, evidence of indebtedness, purchase order, quotation, license or other commitment to which any Party or to which any of the assets of such Party is subject, whether oral or written, express or implied, except that the term “Contracts” shall not include Loans made in the ordinary course of business consistent with past practices and the notes or other instruments or agreements that evidence such loans or provide security therefore.

(o)

“Converted Option” has the meaning set forth in Section 2.1.6.

(p)

“Core Deposits” means all deposits other than (i) brokered deposits, (ii) time deposits greater than $100,000, and (iii) any deposits that were subject to off balance sheet deposit sweep programs in November 2006 or have been subject to such sweep programs since November 30, 2006.

(q)

“Costs” has the meaning set forth in Section 7.10(a).

(r)

“Decline Adjustment” has the meaning set forth in Section 11.1(e).

(s)

“Dissenters’ Shares” has the meaning set forth in Section 2.1.4.

(t)

“Dissenting Shareholder” means any holder of Dissenters’ Shares.

(u)

“Effective Date” is the date on which the Articles of Merger for the Holding Company Merger are filed with the Oregon Secretary of State.

(v)

“Effective Time” is the time set forth in the Holding Company Plan of Merger at which the Holding Company Merger is effective.

(w)

“Employee Benefit Plans” means all benefit and compensation plans, Contracts, policies or arrangements covering current or former employees of NBB, TVB or Solano Bank and current or former directors of NBB, TVB or Solano Bank including, but not limited to, “employee benefit plans” as defined by Section 3(3) of ERISA, and deferred compensation, severance, stock option, stock purchase, stock appreciation rights, stock based, restricted stock, incentive, salary continuation, supplemental executive retirement and bonus plans.

(x)

“Environmental Law” has the meaning set forth in Section 4.11.

(y)

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(z)

“ERISA Affiliate” has the meaning set forth in Section 4.22.

(aa)

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and, to the extent the context requires, the rules promulgated thereunder.

(bb)

“Exchange Agent” has the meaning set forth in Section 2.3.1.

(cc)

“Exchange Ratio” means 1.217, subject to adjustment in accordance with Section 2.5, Section 11.1(e) and Section 11.3.

(dd)

“FDIC” means the Federal Deposit Insurance Corporation.

(ee)

“FFIEC” means the Federal Financial Institutions Examination Council.

(ff)

“FHA” means the Federal Housing Administration.

(gg)

“FHLMC” means the Federal Home Loan Mortgage Corporation.

(hh)

“FNMA” means the Federal National Mortgage Association.

(ii)

“FRB” means the Board of Governors of the Federal Reserve System.

(jj)

“GAAP” has the meaning set forth in Section 4.3.

(kk)

“GNMA” means the Government National Mortgage Association.

(ll)

“Hazardous Material” has the meaning set forth in Section 4.11.

(mm)

“Holding Company Merger” means the merger of NBB with and into Umpqua at the Effective Time in accordance with the Holding Company Plan of Merger.

(nn)

“Holding Company Plan of Merger” means the Plan of Merger to be executed by Umpqua and NBB and delivered together with Articles of Merger to the Oregon Secretary of State and California Secretary of State for filing on the Effective Date substantially in the form attached hereto as Exhibit A.

(oo)

“Intellectual Property” means trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations and applications to register the foregoing; inventions, discoveries and ideas; patents and applications for patents; nonpublic information, trade secrets and confidential information and rights to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not; and registrations or applications for registration of copyrights; and any similar intellectual property or proprietary rights.

(pp)

“Knowledge” means, as to a party, the actual knowledge of an Officer of such party, and does not include information of which the Officers of such party may be deemed to have constructive knowledge.

(qq)

“Loan” means a written or oral agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) payable to NBB or TVB or to Umpqua or Umpqua Bank, as the case may be.

(rr)

“Local Barriers Acts” has the meaning set forth in Section 4.18.

(ss)

“Material Adverse Effect” has the meaning set forth in Section 12.17.

(tt)

“Material Contracts” has the meaning set forth in Section 4.21.

(uu)

“Mergers” means the Holding Company Merger and the Bank Merger.

(vv)

“NASD” means the National Association of Securities Dealers, Inc.

(ww)

“NBB” has the meaning set forth in the Preamble.

(xx)

“NBB Common Stock” means the shares of common stock, without par value, of NBB.

(yy)

“NBB Disclosure Schedule” has the meaning set forth in Section 4.

(zz)

“NBB Option” has the meaning set forth in Section 2.1.6.

(aaa)

“NBB Property” has the meaning set forth in Section 4.11.

(bbb)

“NBB Public Reports” means the reports and other information required to be filed by NBB with the SEC pursuant to the Exchange Act, together with the reports to shareholders required to be delivered by NBB to its shareholders pursuant to Exchange Act Rule 14a-3, in each case from and after January 1, 2005.

(ccc)

“NBB Real Property” has the meaning set forth in Section 4.18.

(ddd)

“NBB Stock Award” has the meaning set forth in Section 2.1.6.

(eee)

“NBB Stock Plans” means the North Bay Bancorp Stock Option Plan and the North Bay Bancorp Amended and Restated 2002 Incentive Compensation Plan (formerly the North Bay Bancorp 2002 Stock Option Plan).

(fff)

“NBB Subsidiary” means, with respect to NBB, any entity in which NBB owns, directly or indirectly, more than 50% of the voting securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, other than in such party’s capacity as a fiduciary or a secured party.

(ggg)

“New Certificate” has the meaning set forth in Section 2.3.2.

(hhh)

“Officer” means the individuals listed on Section 8.13(b) of the NBB Disclosure Schedule with respect to NBB and the individuals listed on Section 8.13(b) of the Umpqua Disclosure Schedule who are officers of such Party.

(iii)

“Old Certificate” has the meaning set forth in Section 2.3.2.

(jjj)

“Order” has the meaning set forth in Section 8.2.

(kkk)

“Oregon Bank Act” means Chapters 706 through 716 of the Oregon Revised Statutes.

(lll)

“Oregon Director” means the Director of the Oregon Department of Consumer and Business Services acting by and through the Administration of the Division of Finance and Corporate Securities.

(mmm)

“OSHA” has the meaning set forth in Section 4.18.

(nnn)

“PBGC” means the Pension Benefit Guaranty Corporation.

(ooo)

“Pension Benefit Plan” has the meaning set forth in Section 4.22(d).

(ppp)

“Permitted Liens” has the meaning set forth in Section 4.18.

(qqq)

“Person” means any natural person or any other entity, person, or group. For purposes of this definition, the meaning of the term “group” shall be determined in accordance with Section 13(d)(3) of the Exchange Act.

(rrr)

“Plans of Merger” means the Bank Plan of Merger and the Holding Company Plan of Merger.

(sss)

“Proxy Statement” has the meaning set forth in Section 6.8.

(ttt)

“Rule 145 Affiliate Letter” means the letter agreement to be executed by each “affiliate” (as defined in Rule 144 promulgated by the SEC pursuant to the Securities Act) of NBB substantially in the form attached hereto as Exhibit D.

(uuu)

“SAWY” means Strand, Atkinson, William & York, Inc., an Oregon corporation.

(vvv)

“SAWY Broker Dealer Reports” means such reports filed by Strand, Atkinson, Williams & York, Inc. with the SEC or with the NASD.

(www)

“SBA” means the Small Business Administration of the Department of Commerce.

(xxx)

“SEC” means the Securities and Exchange Commission.

(yyy)

“Securities Act” means the Securities Act of 1933, as amended, and to the extent the context requires, the rules promulgated thereunder.

(zzz)

“Solano Bank” means the California state-chartered bank and wholly owned subsidiary of NBB the assets of which were acquired by and liabilities of which were assumed by TVB on or about January 15, 2005.

(aaaa)

“S-4 Registration Statement” has the meaning set forth in Section 6.8.

(bbbb)

“Tax” or “Taxes” has the meaning set forth in Section 4.17.

(cccc)

“TVB” has the meaning set forth in the Preamble.

(dddd)

“Umpqua” has the meaning set forth in the Preamble.

(eeee)

“Umpqua Bank” has the meaning set forth in the Preamble.

(ffff)

“Umpqua Common Stock” means shares of common stock, no par value, of Umpqua.

(gggg)

“Umpqua Disclosure Schedule” has the meaning set forth in Section 5.

(hhhh)

“Umpqua Measuring Period” has the meaning set forth in Section 11.1(e).

(iiii)

“Umpqua Measuring Price” has the meaning set forth in Section 11.1(e).

(jjjj)

“Umpqua Property” has the meaning set forth in Section 5.9.

(kkkk)

“Umpqua Public Reports” means the reports and other information required to be filed by Umpqua with the SEC pursuant to the Exchange Act, together with the reports to shareholders required to be delivered by Umpqua to its shareholders pursuant to Exchange Act Rule 14a-3, in each case from and after January 1, 2005.

(llll)

“Umpqua Subsidiary” means, with respect to Umpqua and Umpqua Bank, any entity in which Umpqua or Umpqua Bank owns, directly or indirectly, more than 50% of the voting securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, other than in such party’s capacity as a fiduciary or a secured party.

(mmmm)

“VA” means the Veterans Administration.

(nnnn)

“VCT” means Vintage Capital Trust, a Maryland real estate investment trust.

(oooo)

“Welfare Benefit Plan” has the meaning set forth in Section 4.22(b).

2.

Mergers.

2.1

Transactions Pursuant to the Holding Company Plan of Merger.  Subject to the terms and conditions set forth in this Agreement, on the Effective Date:

2.1.1

NBB shall be merged with and into Umpqua under Oregon law on the terms and conditions set forth in the Holding Company Plan of Merger. The Holding Company Plan of Merger and the Holding Company Articles of Merger shall be filed with the Secretary of State of the State of Oregon to effect the Holding Company Merger and the Secretary of State of the State of California as required under California law.

2.1.2

Umpqua shall be the surviving corporation in the Holding Company Merger.  Umpqua’s Articles of Incorporation and Bylaws shall be the articles of incorporation and bylaws of the surviving corporation.

2.1.3

As of the Effective Time, each share of Umpqua capital stock outstanding immediately prior to the Holding Company Merger shall remain outstanding and shall be deemed to be one share of the capital stock of the surviving corporation.

2.1.4

All shares of NBB Common Stock that are “dissenting shares” within the meaning of CGCL § 1300 (“Dissenters’ Shares”) shall not be converted into or represent a right to receive Umpqua Common Stock or Umpqua Common Stock and Cash Consideration unless and until such shares have lost their status as dissenting shares under CGCL § 1300, at which time such shares shall be converted into Umpqua Common Stock or Umpqua Common Stock and Cash Consideration pursuant to Section 2.1.5.

2.1.5

As of the Effective Time, each outstanding share of NBB Common Stock (other than Dissenters’ Shares) shall be converted into the right to receive: (i) the number of shares of Umpqua Common Stock equal to the Exchange Ratio, (ii) cash in lieu of any resulting fractional shares, (iii) any dividend or distribution pursuant to Section 2.3.3, and (iv) in the event Umpqua elects the Cash Fill Option, an amount in cash equal to the Cash Consideration.  Notwithstanding any other provision of this Agreement, no fractional shares of Umpqua Common Stock will be issued and any holder of shares of NBB Common Stock entitled to receive a fractional share of Umpqua Common Stock but for this sentence shall be entitled to receive a cash payment in lieu thereof, which payment shall be calculated by the Exchange Agent and shall represent such holder’s proportionate interest in a share of Umpqua Common Stock based on the Umpqua Measuring Price.

2.1.6

(a)

As of the Effective Time, by virtue of the Holding Company Merger and without any action on the part of any holder of any such option, each outstanding option to acquire NBB Common Stock (each an “NBB Option”) shall be automatically converted into an option to purchase Umpqua Common Stock (each a “Converted Option”) as follows: (i) the number of shares of Umpqua Common Stock issuable upon exercise of the Converted Option shall be equal to the product of: (A) the number of shares of NBB Common Stock issuable upon exercise of the NBB Option and (B) the Exchange Ratio; and (ii) the exercise price per share of Umpqua Common Stock shall be equal to the quotient of: (A) the exercise price of the NBB Option divided by (B) the Exchange Ratio.  Provided, further, if Umpqua elects the Cash Fill Option, the exercise price per share of the NBB options as calculated pursuant to this Section 2.1.6(a) will be reduced by the amount of the Cash Consideration.   All terms and conditions of the Converted Options other than the number of shares and exercise price as adjusted pursuant to the Section 2.1.6(a) shall remain the same as the terms and conditions of the NBB Options.  With respect to each NBB Option, the foregoing adjustments shall be effected in a manner consistent with Section 424(a) of the Code and related treasury regulations.

(b)

Umpqua shall, as of the Effective Time, assume the obligations and rights of NBB under the NBB Stock Plans pursuant to which NBB Options and NBB Stock Awards are outstanding as of the Effective Time and shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Umpqua Common Stock for delivery upon exercise of the Converted Options.  Umpqua shall cause the registration of the shares of Umpqua Common Stock subject to the Converted Options to become effective as part of a registration statement on Form S-8, or any successor or other appropriate forms, with respect to the shares of Umpqua Common Stock subject to the Converted Options promptly after the Effective Time; and, thereafter, Umpqua shall deliver to holders of Converted Options any applicable prospectus and shall maintain the effectiveness of such registration statement or registration statements, including the current status of any related prospectus, for so long as the Converted Options remain outstanding.

(c)

As of the Effective Time, each outstanding Restricted Stock Award to receive shares of NBB Common Stock (each a “NBB Stock Award”) shall terminate and become fully vested and free of all forfeiture provisions and shall be automatically converted shares of Umpqua Common Stock in accordance with Section 2.1.5 of this Agreement.

2.2

Transactions Pursuant to the Bank Plan of Merger.  Subject to the terms and conditions set forth in this Agreement, promptly following the Effective Time:

2.2.1

TVB will be merged with and into Umpqua Bank in accordance with the provisions of the Oregon Bank Act.  The Bank Plan of Merger shall be filed with the Oregon Director for purposes of obtaining a Certificate of Merger.

2.2.2

As of the date set forth in the Certificate of Merger, TVB will merge with Umpqua Bank, with Umpqua Bank being the resulting bank and having its head office in Roseburg, Oregon.

2.2.3

Umpqua Bank’s Articles of Incorporation, Bylaws and banking charter in effect immediately before the date set forth on the Certificate of Merger shall be the articles of incorporation, bylaws and banking charter of the resulting bank.

2.2.4

Upon effectiveness of the Bank Merger, each outstanding share of Umpqua Bank common stock shall remain outstanding as shares of the resulting bank, the holders of such shares shall retain their rights with respect to such shares as in effect prior to the Bank Merger, and each outstanding share of TVB held by NBB will be cancelled.

2.3

Exchange Procedures.

2.3.1

Prior to the Effective Date, Umpqua shall appoint an exchange agent reasonably acceptable to NBB for the purpose of exchanging certificates representing shares of NBB Common Stock (other than Dissenters’ Shares) for Umpqua Common Stock and, as applicable, Cash Consideration as required by Section 2.1 (the “Exchange Agent”).  On or about the Effective Date, Umpqua will issue and deliver to the Exchange Agent certificates representing a sufficient number of shares of Umpqua Common Stock issuable in the Holding Company Merger and an estimate of the cash required to make cash payable in lieu of fractional shares and, after the Effective Time, if applicable, any Cash Consideration and any cash and dividends or other distributions of Umpqua Common Stock to be issued or paid pursuant to Section 2.3.3.

2.3.2

Promptly after the Effective Time, Umpqua shall cause the Exchange Agent to mail to each holder of record of shares (other than holders of Dissenters’ Shares) a notice advising such holders of the effectiveness of the Holding Company Merger, including appropriate transmittal materials specifying that delivery shall be effected, and risk of loss and title to certificates for shares of NBB Common Stock (“Old Certificates”) shall pass, only upon delivery of the Old Certificates (or affidavits of loss in lieu thereof, as provided in Section 2.3.5) and instructions for surrendering the Old Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent.  Upon surrender for cancellation to the Exchange Agent of one or more Old Certificates, accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent shall deliver to each holder of such surrendered Old Certificates new certificates representing the appropriate number of shares of Umpqua Common Stock (“New Certificates”), together with checks for payment of cash in lieu of fractional shares to be issued in respect of the Old Certificates plus any Cash Consideration and any dividends (including the $0.14 cash dividend permitted pursuant to Section 6.1(b) if the Effective Time is on or before March 31, 2007 and such dividend is declared but unpaid at such time) or other distributions that such holder has the right to receive pursuant to the provisions of this Section 2, less any taxes required to be withheld with respect thereto.

2.3.3

Until Old Certificates have been surrendered and exchanged for New Certificates as herein provided, each outstanding Old Certificate shall be deemed, for all corporate purposes of Umpqua, to represent the number of shares of Umpqua Common Stock into which the shares of NBB Common Stock were exchanged pursuant to Section 2.1.5. All shares of Umpqua Common Stock to be issued pursuant to the Holding Company Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Umpqua in respect of the Umpqua Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions that are declared on Umpqua Common Stock into which shares of NBB Common Stock have been converted after the Effective Date will be paid to persons otherwise entitled to receive the same until the Old Certificates have been surrendered in exchange for New Certificates in the manner herein provided.  In no event shall the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.  In the event of a transfer of ownership of shares of NBB Common Stock that is not registered in the transfer records of NBB, a New Certificate, together with a check for any cash to be paid upon due surrender of the Old Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Old Certificate formerly representing such shares is presented to the Exchange Agent, accompanied by all documents required by Umpqua and the Exchange Agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

2.3.4

Any Umpqua Common Stock or cash delivered to the Exchange Agent (together with any interest or dividends thereon) and not issued pursuant to this Section 2.3 at the end of twelve months from the Effective Date shall be returned to Umpqua, in which event the persons entitled thereto shall look only to Umpqua for payment thereof.

2.3.5

Notwithstanding anything to the contrary set forth in this Agreement, if any holder of NBB Common Stock shall be unable to surrender his or her Old Certificates because such certificates have been lost or destroyed, such holder may deliver in lieu thereof a lost stock certificate affidavit and, unless waived, at the sole option of Umpqua or the Exchange Agent, an indemnity bond in customary amount together with a surety, each in a form and substance reasonably satisfactory to Umpqua or the Exchange Agent.

2.3.6

The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Umpqua Common Stock or NBB Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of Umpqua Common Stock for the account of the persons entitled thereto.

2.4

Dissenters’ Shares.  Any Dissenting Shareholder who shall be entitled to be paid the fair market value of such shareholder’s shares of NBB Common Stock, as provided in Section 1300 of the CGCL, shall not be entitled to shares of Umpqua Common Stock at the Exchange Ratio or, as applicable, shares of Umpqua Common Stock and Cash Consideration in respect thereof unless and until such Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such Dissenting Shareholder’s right to dissent from the Holding Company Merger under the CGCL, and shall be entitled to receive only the payment provided for by Section 1300 of the CGCL with respect to such Dissenters’ Shares.

2.5

Anti-Dilution Provision.  If Umpqua changes or proposes to change the number of shares of Umpqua Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend or similar transaction with respect to the outstanding Umpqua Common Stock, or exchanges Umpqua Common Stock for a different number or kind of shares or securities or is involved in any transaction resulting in any of the foregoing, and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

3.

Reserved.

4.

Representations and Warranties of NBB and TVB.

Except as disclosed in one or more schedules to this Agreement delivered to Umpqua prior to execution of this Agreement (the “NBB Disclosure Schedule”), NBB and TVB represent and warrant to Umpqua as follows:

4.1

Organization, Existence, and Authority.  NBB is a corporation duly organized and validly existing under the laws of the State of California and has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business in the manner now being conducted. TVB is a state-chartered bank, duly organized, validly existing, and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted.  Each of NBB and TVB is qualified to do business and is in good standing in every jurisdiction in which such qualification is required except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to NBB.  North Bay Bancorp Statutory Trust I is a statutory trust organized and validly existing under Connecticut law and the trust’s activities do not require it to be qualified to do business in any jurisdiction other than Connecticut.  VCT was a subsidiary of TVB and a statutory real estate investment trust organized under Maryland law and qualified to do business in California.  VCT has been dissolved, all preferred shares of beneficial interest have been liquidated and all remaining assets of VCT have been distributed to TVB as the sole holder of common shares of beneficial interest.

4.2

Authorized and Outstanding Stock, Options, and Other Rights.  The authorized capital stock of NBB consists of (i) 500,000 shares of preferred stock, without par value, of which no preferred shares are issued or outstanding, and (ii) 15,000,000 shares of common stock, without par value, of which 4,169,845 shares are outstanding as of the close of business on January 17, 2007, all of which are validly issued, fully paid and nonassessable.  All outstanding shares of capital stock of TVB are validly issued, fully paid and nonassessable and held by NBB.  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which NBB shareholders may vote are issued or outstanding.  Other than 474,125.73 shares of NBB Common Stock issuable upon exercise of NBB Options under NBB Stock Plans as of the close of business on January 17, 2007, and 23,650 shares of NBB Common Stock issued pursuant to NBB Stock Awards as of the close of business on January 17, 2007, and as disclosed in the NBB Public Reports and in Section 4.2 of the NBB Disclosure Schedule, no subscriptions, options, warrants, convertible securities or other rights or commitments which would enable the holder to acquire any shares of capital stock or other investment securities of NBB or TVB, or which enable or require NBB or TVB to acquire shares of its capital stock or of investments issued by NBB or TVB from any holder, are authorized, issued or outstanding.  All grants of NBB Options were properly approved by NBB’s Board of Directors or a committee duly authorized by the Board of Directors and validly issued in accordance with the applicable NBB Stock Plan and applicable law.  No grant of an NBB Option involved any “backdating.”

4.3

Public Reports; Sarbanes-Oxley Compliance

(a)

Since January 1, 2004, NBB has timely filed with the SEC all NBB Public Reports required to be so filed, and TVB has timely filed with the FRB, FDIC and the California Commissioner all reports including without limitation Call Reports required to be so filed.

(b)

The financial statements included in the NBB Public Reports have been and will be prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied, and fairly present the financial position and results of operation of NBB and TVB on the dates and for the periods covered thereby.

(c)

Except as disclosed in Section 4.3(c) of the NBB Disclosure Schedule, as of their respective dates, all NBB Public Reports and all TVB Call Reports complied in all material respects with all requirements applicable to such filing.   As of their respective dates, none of the NBB Public Reports or TVB Call Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(d)

Section 4.3 of the NBB Disclosure Schedule lists, and NBB has delivered to Umpqua true and correct copies of the documentation creating or governing, all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC) effected by NBB or any NBB Subsidiary from January 1, 2004 through the date hereof.

(e)

Perry-Smith LLP is, and has been throughout the periods covered by the NBB Public Reports filed since June 9, 2006, (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to NBB within the meaning of SEC Regulation S-X, and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.  Throughout the periods covered by NBB Public Reports filed between January 1, 2004 and May 30, 2006,  KPMG LLP was (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to NBB within the meaning of SEC Regulation S-X, and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.  The definitive proxy statements of NBB electronically filed with the SEC and Section 4.3 of the NBB Disclosure Schedule list all non-audit services performed by Perry-Smith LLP and KPMG LLP for NBB and the NBB Subsidiaries from January 1, 2005 through the date hereof.

(f)

NBB and the NBB Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that:  (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. NBB has disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of its Board of Directors (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and has identified for its auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls.  NBB has implemented “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) reasonably designed to ensure that all information required to be disclosed by NBB in the NBB Public Reports is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the SEC, and that such information is accumulated and communicated to NBB’s management as appropriate to allow timely decisions regarding required disclosure.

(g)

Each NBB Public Report that was required to be accompanied by the certifications contemplated by Item 601 of Regulation S-K was so accompanied, and at the time of filing or submission of each such certification, such certification complied with such item and was accurate in all material respects as of the date of such certificate.

(h)

The audit committee of the NBB Board of Directors has established procedures for the receipt, retention and treatment of complaints regarding the accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by employees of NBB of concerns regarding questionable accounting or auditing practices.  No attorney representing NBB or any NBB Subsidiary, whether or not employed by NBB or any NBB Subsidiary, has reported “evidence of a material violation” (within the meaning of Part 205 of the Standards of Professional Conduct for Attorneys Appearing and Practicing Before the Commission in the Representation of an Issuer) by NBB or any of its officers, directors, employees or agents to the NBB Board of Directors or any committee thereof, to NBB’s chief executive officer.  Section 4.3 of the NBB Disclosure Schedule lists all investigations conducted prior to the date hereof regarding any reported “evidence of a material violation” by NBB or any of its officers, directors, employees or agents and all NBB audit committee investigations conducted prior to the date hereof of complaints by NBB employees regarding accounting, internal accounting controls, or auditing matters.

(i)

NBB is in compliance in all material respects with all current listing and corporate governance requirements of the NASDAQ Global Market, and is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC.

4.4

Articles of Incorporation, Bylaws, Minutes.  The copies of NBB’s Articles of Incorporation, NBB’s Bylaws, TVB’s Articles of Incorporation and TVB’s Bylaws delivered to Umpqua are true and correct copies of such documents, each as amended and restated as of the date hereof.  NBB is not in violation of any provision of its Articles of Incorporation or Bylaws.  TVB is not in violation of any provision of its Articles of Incorporation or Bylaws.  The minute books of NBB and TVB contain minutes of all meetings and all consents evidencing actions taken without a meeting by its Board of Directors (and any committees thereof) and by its shareholders and such minutes and consents are accurate in all material respects.  NBB has delivered to Umpqua true, correct and complete copies of the minute books of NBB and TVB from January 1, 2005 through the date hereof.  Notwithstanding the foregoing, minutes of executive sessions conducted by the boards and committees of NBB and TVB will not be provided to Umpqua, and minutes provided will be redacted to eliminate confidential strategic discussions.

4.5

No Holding Company, Joint Venture, or Other Subsidiaries.  Other than as to NBB with respect to TVB, no corporation or other entity is registered or, to the Knowledge of NBB or TVB, is required to be registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, because of ownership or control of NBB or TVB.  Except for NBB with respect to TVB and North Bay Bancorp Statutory Trust I, neither NBB nor TVB, directly or indirectly, beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations of the SEC thereunder) any shares of capital stock of any other corporation or entity, other than shares held in a fiduciary or custodial capacity in the ordinary course of business, and shares representing less than five percent of the outstanding shares of such corporation acquired in partial or full satisfaction of debts previously contracted.  None of NBB or TVB is a part of or has any ownership interest in any joint venture, limited liability company, trust, general or limited partnership, or a member of any unincorporated association.

4.6

Shareholder Reports.  NBB has delivered to Umpqua true and correct copies of all of NBB’s reports and other written communications to shareholders since January 1, 2004, including all proxy statements and notices of shareholder meetings, to the extent such reports and communications have not been electronically filed with the SEC.

4.7

Books and Records.  The books and records of NBB and TVB accurately reflect in all material respects the transactions and obligations to which it is a party or by which it or its properties are bound or subject.  Such books and records comply in all material respects with applicable legal, regulatory and accounting requirements.

4.8

Legal Proceedings.  Section 4.8 of the NBB Disclosure Schedule lists, as of the date hereof, all actions, suits, proceedings, claims or governmental investigations pending or, to the Knowledge of NBB, threatened against or affecting NBB or any NBB Subsidiary before any court, administrative officer or agency, other governmental body, or arbitrator.  Except for regulatory examinations conducted in the normal course of regulation of NBB and TVB, there are no actions, suits, proceedings, claims or governmental investigations pending or, to the Knowledge of NBB, threatened against or affecting NBB or any NBB Subsidiary before any court, administrative officer or agency, other governmental body, or arbitrator that, if determined adversely to NBB or any NBB Subsidiary, would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to NBB or to materially hinder or delay the consummation of the transactions contemplated by this Agreement.

4.9

Compliance with Laws and Regulations.  Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to NBB:

(a)

The conduct by each of NBB and TVB of its respective business and, except for matters covered by Section 4.18, the operation of the properties or other assets owned or leased by it does not violate or infringe any domestic laws, statutes, ordinances, rules or regulations or, to the Knowledge of NBB, any foreign laws, statutes, ordinances, rules or regulations including, but without limitation, every local, state or federal law or ordinance, and any regulation or order issued thereunder, now in effect and applicable to it governing or pertaining to fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting and every other prohibition against unlawful discrimination in residential lending, or governing consumer credit, including, but not limited to, the Community Reinvestment Act, the Consumer Credit Protection Act, Fair Credit Reporting Act, Home Mortgage Disclosure Act, Truth-in-Lending Act, Regulation Z promulgated by the FRB, and the Real Estate Settlement Procedures Act of 1974.

(b)

Except as disclosed in Section 4.9(b) of the NBB Disclosure Schedule, all loans, leases, contracts and accounts receivable (billed and unbilled), security agreements, guarantees and recourse agreements, of NBB or TVB, as held in their respective portfolios or as sold with recourse into the secondary market since January 1, 2004, represent and are valid and binding obligations of their respective parties and debtors, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  Each of them has been executed and delivered in compliance, in form and substance, with any and all federal, state or local laws applicable to NBB or TVB, or to the other party or parties to the contract(s) or commitment(s), including without limitation the Truth-in-Lending Act, Regulations Z and U of the FRB, laws and regulations providing for nondiscriminatory practices in the granting of loans or credit, applicable usury laws, and laws imposing lending limits; and all such contracts or commitments have been administered in compliance with all applicable federal, state or local laws or regulations.

(c)

All Uniform Commercial Code filings, or filings of trust deeds or mortgages, or of liens or other security interest documentation that are required by any applicable federal, state or local governmental laws and regulations to perfect the security interests referred to in any and all of such documents or other security agreements have been made, and all security interests under such deeds, documents or security agreements have been perfected, and all contracts related to such filings and documents have been entered into or assumed in full compliance with all applicable material legal or regulatory requirements.

(d)

Except as disclosed in Section 4.9(d) of the NBB Disclosure Schedule, all Loan files of TVB are complete and accurate in all material respects and have been maintained in accordance with good banking practice.

(e)

All notices of default, foreclosure proceedings or repossession proceedings against any real or personal property collateral have been issued, initiated and conducted by TVB in material formal and substantive compliance with all applicable federal, state or local laws and regulations, and no loss or impairment of any material security interest, or exposure to meritorious lawsuits or other proceedings against NBB or TVB with respect to any such material security interest, has been or will be suffered or incurred by NBB or TVB.

(f)

Neither NBB nor TVB is in material violation of any applicable services or any other requirements of the FHA, VA, FNMA, GNMA, FHLMC, SBA or any private mortgage insurer which insured or guaranteed any loans owned by NBB or TVB or as to which either has sold to other investors, and with respect to such loans neither NBB or TVB has done or failed to do, or caused to be done or omitted to be done, any act the effect of which act or omission impairs or invalidates (i) any FHA insurance or commitments of the FHA to insure, (ii) any VA guarantee or commitment of the VA to guarantee, (iii) any SBA guarantees or commitments of the SBA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, or (vii) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended.

(g)

Neither NBB nor TVB has knowingly engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.

(h)

The deposit accounts of TVB are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

(i)

TVB has at least a “satisfactory” rating under the U.S. Community Reinvestment Act.

(j)

TVB is, and there has not been any event or occurrence since January 1, 2004, that could reasonably be expected to result in a determination that TVB is not, “well capitalized” as a matter of United States federal banking law.

4.10

Commitments.  Section 4.10 of the NBB Disclosure Schedule sets forth a list of each outstanding commitment, including outstanding letters of credit, repurchase agreements and unfunded agreements to lend of TVB, as of January 17, 2007, in an amount of $250,000.00 or more.

4.11

Environmental Matters.  To the Knowledge of NBB, and except as would not reasonably be expected to result, indivually or in the aggregate, in a Material Adverse Effect with respect to NBB, neither NBB nor TVB, nor any other person having an interest in any property which NBB or TVB owns or leases, or has owned or leased, or in which either holds any security interest, mortgage, or other liens or interest including but not limited to as beneficiary of a deed of trust (“NBB Property”), has engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or disposal of Hazardous Material on or from such NBB Property except as allowable by and in accordance with Environmental Laws.  To the Knowledge of NBB, and except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to NBB, there has been no: (i) presence, use, generation, handling, treatment, storage, release, threatened release, migration or disposal of Hazardous Material on an NBB Property; (ii) condition that could result in any use, ownership or transfer restriction; or (iii) condition of nuisance on or from such NBB Property.  During the past six years, neither NBB nor TVB has received any written notice of a condition that could reasonably be expected to give rise to any private or governmental suit, claim, action, proceeding or investigation against NBB, TVB, any such other person or such NBB Property as a result of any of the foregoing events or has Knowledge of any condition that could reasonably be expected to give rise to any such material private or governmental suit, claim, action, proceeding or investigation.  “Hazardous Material” means any substance that is (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; and (C) any other substance which may be the subject of regulatory action by any government entity in connection with any Environmental Law.  “Environmental Law” means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to:  (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Material or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Material.

4.12

Contingent and Other Liabilities.  Section 4.12 of the NBB Disclosure Schedule is a list, to the Knowledge of NBB and as of the date hereof, of each contingent and other liability, which individually or, when aggregated with a group of related contingent or other liabilities, could reasonably expected to be in excess of $50,000 which are not set forth or reflected in other sections of the NBB Disclosure Schedule, in the NBB Public Reports or in TVB’s Call Reports.  Except as set forth in any financial statements (including the notes thereto) included in any NBB Public Reports, neither NBB nor TVB has any obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise) which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to NBB.

4.13

No Material Adverse Effects.  Since September 30, 2006 through the date hereof, (a) there has been no event or occurrence that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to NBB; (b) no cash, stock or other dividends, or other distributions with respect to capital stock, have been declared or paid by NBB or TVB, nor has NBB or TVB purchased or redeemed any of its shares or shares of a Subsidiary or other affiliate; and (c) there has not been any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any asset material to NBB or TVB.  Since September 30, 2006 through the date hereof, neither NBB nor TVB have sold any investment securities at a gain except as necessary to provide liquidity, consistent with past practices.

4.14

Regulatory Approvals Required.  The nature of the business and operations of NBB and TVB does not require any approval, authorization, consent, license, clearance or order of, any declaration or notification to, or any filing or registration with, any governmental or regulatory authority in order to permit any of them to perform their obligations under this Agreement, or to prevent the termination of any material right, privilege, license or agreement of NBB or TVB, or any material loss or disadvantage to their business, as a result of consummation of the Holding Company Merger or Bank Merger, except for:

(a)

approval from, or waiver of jurisdiction by, the Oregon Director, FDIC, FRB and California Commissioner of the Bank Merger;

(b)

approval from, or waiver of jurisdiction by, the FRB of the Holding Company Merger;

(c)

filing of the Holding Company Plan of Merger and Articles of Merger with the Oregon Secretary of State and California Secretary of State; and

(d)

filing and effectiveness of the S-4 Registration Statement, of which the Proxy Statement is a part, under the Securities Act.

As of the date hereof, NBB has no Knowledge of any reason why the approvals set forth in this Section 4.14 and in Section 8.4 will not be received without the imposition of a condition, restriction or requirement of the type described in Section 8.4.

4.15

Corporate and Shareholder Approval of Agreement, Binding Obligations.  NBB and TVB each has all requisite corporate power to execute, deliver and perform its obligations under this Agreement.  The execution, delivery and performance of this Agreement, and the transactions contemplated hereby, have been duly authorized and unanimously approved by the Board of Directors of each of NBB and TVB.  No other corporate action on the part of NBB or TVB other than shareholder approval is required to authorize this Agreement or the Holding Company Plan of Merger or Bank Plan of Merger or the consummation of the transactions contemplated thereby.  This Agreement has been duly executed and delivered by NBB and TVB, and assuming the accuracy of Umpqua’s representations and warranties, constitutes the legal, valid and binding obligation of each of them enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.16

No Defaults from Transaction.  Subject to compliance with the matters referred to in Section 4.14 and Section 4.21 of the NBB Disclosure Schedule, neither the execution, delivery and performance of this Agreement and the Holding Company Plan of Merger or Bank Plan of Merger by NBB and TVB, as the case may be, nor the consummation of the transactions contemplated thereby will conflict with, result in any material breach or violation of, or result in any default or any acceleration of performance under, or will result in the declaration or imposition of any lien, charge or encumbrance upon any of the assets of NBB or TVB under, any of the terms, conditions or provisions of (a) NBB’s or TVB’s Articles of Incorporation or Bylaws, (b) any statute, regulation or existing order, writ, injunction or decree of any court or governmental agency, or (c) any contract, agreement or instrument to which any of NBB or TVB is a party or by which any of NBB or TVB is bound, except in the case of clauses (b) and (c) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to NBB or to materially hinder or delay the consummation of the transactions contemplated by this Agreement.

4.17

Taxes and Tax Returns.  Except as disclosed in Section 4.17 of the NBB Disclosure Schedule, NBB and each NBB Subsidiary have filed all material federal, state and other income, franchise or other tax returns, required to be filed by them; each such return is complete and accurate in all material respects; and all Taxes and related interest and liabilities to be paid in connection therewith have been paid or adequate reserve has been established for the timely payment thereof.  There have been no audits or examinations of any income tax returns of NBB or TVB.  NBB and TVB have timely and accurately filed all material required information returns and reports, including without limitation Forms 1099, and to NBB’s Knowledge, NBB and TVB have timely and accurately filed all material currency transaction reports required by the Bank Secrecy Act, as amended. NBB has not received notice of any federal, state or other income, franchise or other tax assessment or notice of a deficiency to date which has not been paid or for which adequate reserve has not been provided, and to NBB’s Knowledge there are no pending or threatened (in writing) audit or investigation of NBB or TVB with respect to any Tax liabilities. There are currently no agreements in effect with respect to NBB or TVB to extend the period of limitations for assessment or collection of any Tax, and, except as required by law among NBB and the NBB Subsidiaries, neither NBB or TVB is a party to any tax sharing, allocation or indemnification agreement or arrangement or is liable for any Tax imposed on any other Person other than NBB or TVB.  Except as disclosed in Section 4.17 of the NBB Disclosure Schedule, all Taxes that NBB or TVB is required to withhold from amounts owing to any employee or director, former employee or director, creditor or third party have been properly withheld and, to the extent payable, timely paid. NBB has delivered to Umpqua true and correct copies of NBB’s and TVB’s unconsolidated or uncombined federal and state income or franchise tax returns for the years 2003, 2004 and 2005.  “Tax” or “Taxes” means (i) any and all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon and (ii) any liability for any items described in clause (i), as successor or transferee, by contract or otherwise.  NBB, TVB or VCT paid Tax on all income received by VCT as though VCT was not qualified as a “real estate investment trust” under Code Section 856.

4.18

Real Property, Leased Personal Property.  Section 4.18 of the NBB Disclosure Schedule includes a list of all the real property owned or leased by NBB or TVB and all real property held by NBB or TVB as of the date hereof as other real estate owned (the “NBB Real Property”).  Except for disposition of other real estate owned in the ordinary course of business and except as disclosed in Section 4.18 of the NBB Disclosure Schedule, NBB or TVB will own or have a valid leasehold interest in all of the NBB Real Property on the Effective Date.  All NBB Real Property reflected in the NBB Public Reports or TVB’s Call Reports as of September 30, 2006 is included in Section 4.18 of the NBB Disclosure Schedule.  The leases pursuant to which NBB or TVB leases real property and material personal property, true and correct copies of which have been delivered to Umpqua, are the legal, valid and binding obligation of NBB or TVB, enforceable against such entity in accordance with its terms, and, to the Knowledge of NBB, are the legal, valid and binding obligation of the other party thereto, enforceable against such entity in accordance with its terms, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles valid, and neither NBB nor TVB nor, to the Knowledge of NBB, the other party thereto is in material default, and no event has occurred that would, with the giving of notice, lapse of time or both, constitute a material default under such leases.  No material waiver or indulgence has been granted by any landlord under any such leases.  All owned NBB Real Property and material personal property owned by NBB or TVB is free of any adverse claims, except for (1) statutory liens not yet delinquent which are being contested in good faith by appropriate proceedings, and liens for taxes not yet due, for which NBB maintains reserves as required by GAAP consistently applied with the NBB Public Reports, (2) pledges of assets in the ordinary course of business to secure public deposits, (3) defects and irregularities of title and encumbrances that do not materially impair the use thereof for the purposes for which they are held, (4) mechanics’, materialmen’s, workmen’s, repairmen’s, warehousemen’s, carriers’ and other similar liens, for sums not yet delinquent or which are being contested in good faith by appropriate proceedings, arising in the ordinary course of business for which NBB maintains reserves as required by GAAP consistently applied with the NBB Public Reports and (5) adverse claims with respect to properties and assets the loss of which would not reasonably be expected to have, individually or in the aggregate, have a Material Adverse Effect with respect to NBB (“Permitted Liens”).  All buildings and structures on the NBB Real Property, the equipment located thereon, and the real and personal property leased by NBB or TVB, are in good operating condition and in a good state of repair (ordinary wear and tear excepted).  The NBB Real Property is in material compliance with all applicable zoning laws and building codes.  There are no pending or, to the Knowledge of NBB, threatened condemnation proceedings against the NBB Real Property.  To NBB’s Knowledge, since January 1, 2005, neither NBB nor TVB have received any written notices alleging violations of the Americans with Disabilities Act of 1990 (“ADA”), Title 24 of the California Code of Regulations, California Building Standard Code and all similarly motivated state and local laws (“Local Barriers Acts”) or the Occupational Health and Safety Act of 1970 (“OSHA”), any notices of claims made or threatened in writing regarding noncompliance with ADA, or Local Barriers Acts or any written notices of any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with ADA or Local Barriers Acts.  NBB and TVB have good and marketable title to all of their owned NBB Real Property and personal property, subject to no mortgages, pledges, encumbrances, liens or charges of any kind, except for Permitted Liens.

4.19

Insurance.  For each of the past three years and continuing through the date hereof, NBB and TVB have insured their business and real and personal property against all risks of a character usually insured against, including but not limited to financial institution bond, directors and officers liability, property and casualty and commercial liability insurance, with customary amounts of coverage, deductibles and exclusions by reputable insurers authorized to transact insurance in the State of California and such other jurisdictions where they do business or own property.  NBB and TVB are in material compliance with all existing insurance policies and have not failed to give timely notice of, or present properly, any material claim thereunder of which NBB has Knowledge.  Section 4.19 of the NBB Disclosure Schedule includes a list of all insurance policies in force as of the date hereof with respect to NBB’s and TVB’s business and real and personal property.  No insurer has advised NBB or any NBB Subsidiary that it intends to materially reduce coverage or materially increase any premium under any such policy or that coverage is not available (or that it will contest coverage) for any material claim made against NBB or any NBB Subsidiary.

4.20

Intellectual Property.  NBB and TVB own or have valid licenses to use all Intellectual Property which they consider to be material to their business taken as a whole, and have not received written notice of infringement or violation of any Intellectual Property which would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect with respect to NBB.

4.21

Contracts and Agreements.  Section 4.21 of the NBB Disclosure Schedule is a list of each Contract (i) that is a “material contract” (as such term is defined in Item 601(b)(10) of SEC Regulation S-K); (ii) to which NBB or TVB is a party or to which any of their properties are subject that individually or together with all related Contracts involve a payment after the date of this Agreement by NBB or TVB in excess of $50,000; (iii) would prohibit or materially delay the consummation of the Holding Company Merger or the Bank Merger or any of the transactions contemplated by this Agreement; (iv) would entitle any present or former director, officer employee or agent of NBB or any NBB Subsidiary to indemnification from NBB or any NBB Subsidiary; (v) limits the ability of the NBB or any NBB Subsidiary from competing in any line of business, in any geographic area or with any person, or which requires referrals of business or requires NBB or any NBB Subsidiary to offer products or services of any other person on a priority or exclusive basis; (vi) gives rise to any benefits to any other person as a result of the consummation of the Holding Company Merger or the Bank Merger; or (vii) is with current officers and directors and any persons who have been an officer or director of NBB or TVB within the past three years, other than Contracts relating to deposits or Loans that are fully performing in accordance with their terms, and the terms of which are no more favorable than those available to unaffiliated parties made at or about the same time (collectively, “Material Contracts”).

Each Material Contract is valid and binding on NBB or the NBB Subsidiary (as the case may be) that is a party thereto, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  and neither NBB nor TVB is in material default or breach, and there has not occurred any event which with notice or lapse of time would constitute a material breach or default by any such entity, under any Material Contract, and to the Knowledge of NBB, except with respect to loan agreements or notices with TVB customers reflected in TVB’s delinquent loan reports, no other party thereto is in material default thereof.  Except as disclosed in Section 4.21 of the NBB Disclosure Schedule, no consent or approval by the other parties to any Material Contract is required by reason of this Agreement to maintain such oral or written contracts, agreements or leases in effect.

4.22

Employee Benefits.

(a)

Each Employee Benefit Plan sponsored or maintained by NBB, or any entity which is considered one employer with NBB as determined under Section 414(b), (c), (m) or (o) of the Code (“ERISA Affiliate”), is disclosed in Section 4.22(a) of the NBB Disclosure Schedule.  Neither NBB nor any ERISA Affiliate maintains nor sponsors any other pension, profit sharing, thrift, savings, bonus, retirement, vacation, life insurance, health insurance, severance, salary continuation, sickness, disability, medical or death benefit plans, whether or not subject to ERISA.  There are no other compensation, employment, stock options, stock purchase agreements, life, health, accident or other insurance, bonus, deferred or incentive compensation, change-in-control, severance or separation, salary continuation, profit sharing, retirement, or employee fringe benefit policies or arrangements of any kind that could result in the payment to any current or former employees, directors, consultants or any of their beneficiaries of NBB or TVB of any money or other property.

(b)

The only “employee welfare benefit plans” (as defined in Section 3(1) of ERISA) sponsored or maintained by NBB or any ERISA Affiliate, or to which NBB or any ERISA Affiliate contributes (“Welfare Benefit Plan”) or are required to contribute, are as set forth Section 4.22(b) of the NBB Disclosure Schedule.

(c)

Except as disclosed in Section 4.22(c) of the NBB Disclosure Schedule, there are no Contracts, agreements, arrangements, undertakings or commitments maintained or agreed to by either of NBB or TVB or provision of any Employee Benefit Plan that provide for or could result in the payment to any NBB or TVB employee or director or former employee or director of any money or other property rights or that would accelerate the vesting or payment of such amounts or rights to any such person as a result of the consummation of transactions contemplated by this Agreement.  Except as set forth in Section 4.22(c) of the NBB Disclosure Schedule, no such payment or acceleration set forth in Section 4.22(c) of the NBB Disclosure Schedule could be characterized as an “excess parachute payment” within the meaning of Code Section 280G.

(d)

Except as set forth in Section 4.22(d) of the NBB Disclosure Schedule, neither NBB nor any ERISA Affiliate has maintained a single-employer pension benefit plan that is subject to title 1, subtitle B, part 3 of ERISA within six years of the date hereof (each, a “Pension Benefit Plan”).  With respect to any such Pension Benefit Plan, the amount of liability for any contribution paid or owing with respect to such Pension Benefit Plan for the last or current plan year and the plan year in which the Effective Date occurs is set forth on Section 4.22(d) of the NBB Disclosure Schedule. Except as set forth in Section 4.22(d) of the NBB Disclosure Schedule, under each Pension Benefit Plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all “benefit liabilities”, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such Pension Benefit Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Benefit Plan, and there has been no material change in the financial condition, whether or not as a result of a change in the funding method, of such Pension Benefit Plan since the last day of the most recent plan year.

(e)

NBB and, to the Knowledge of NBB, all persons having fiduciary or other responsibilities or duties with respect to any Employee Benefit Plan, are, and have since inception been, in substantial compliance in all material respects with, and each such Employee Benefit Plan is and has been operated substantially in accordance with its provisions and in compliance with the applicable laws, rules and regulations governing such Employee Benefit Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation and the Internal Revenue Service under ERISA or the Code.  Each Pension Benefit Plan and any related trust agreements or annuity contracts (or any other funding instruments) substantially comply both as to form and operation, with the provisions of ERISA and the Code (including Section 410(b) of the Code relating to coverage), where required in order to be tax-qualified under Section 401(a) or 403(a) or other applicable provisions of the Code, and all other applicable laws, rules and regulations; all material governmental approvals for the Employee Benefit Plans have been obtained; and a favorable determination or opinion as to the qualification under the Code of each Pension Benefit Plan described in Section 4.22(d) of the NBB Disclosure Schedule has been made or given by the Internal Revenue Service covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or such letter or opinion has been applied for within the applicable remedial amendment period under Section 401(b) of the Code.  No Employee Benefit Plan or Pension Benefit Plan is a “multi-employer pension plan,” as such term is defined in Section 3(37) of ERISA.  To the Knowledge of NBB, all contributions or other amounts payable by NBB or TVB as of the date hereof with respect to each Employee Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting principles and, to the extent applicable, Section 412 of the Code, and there are no pending or, to the Knowledge of NBB, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any Employee Benefit Plan, or any trusts related thereto which would, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect with respect to NBB.

(f)

Each Welfare Benefit Plan and each Pension Benefit Plan has been administered to date in material compliance with the requirements of the claims procedure of the Code and ERISA.  All reports required by any government agency and disclosures to participants with respect to each Welfare Benefit Plan and each Pension Benefit Plan have been timely made or filed.  Each Employee Benefit Plan is in material compliance with the governing instruments and applicable federal or state law.  In particular, but without limitation, each Welfare Benefit Plan is in material compliance with federal law, including without limitation the health care continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”). Except as set forth in Section 4.22(f) of the NBB Disclosure Schedule, no Employee Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees or directors of NBB or any ERISA Affiliate beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any “employee pension plan,” as that term is defined in Section 3(2) of ERISA, (iii) any deferred compensation benefits fully accrued as liabilities on the books of NBB or any ERISA Affiliate or (iv) benefits the full cost of which is borne by the current or former employee or director (or beneficiary thereof).

(g)

Neither NBB nor, to the Knowledge of NBB, any plan fiduciary of any Welfare Benefit Plan or Pension Benefit Plan, has engaged in any transaction in violation of Section 406(a) or (b) of ERISA (for which no exemption exists under Section 408 of ERISA or for which no exemption has been granted by the Department of Labor or the Internal Revenue Service) or any “prohibited transaction” (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(c)(2) or (d) of the Code or for which no exemption has been granted by the Department of Labor or the Internal Revenue Service, in each case which would, individually, or in the aggregate, have or be reasonably expected to have a Material Adverse Effect with respect to NBB.  To the Knowledge of NBB, neither NBB nor any ERISA Affiliate has engaged in a transaction in connection with which NBB or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

(h)

Complete and correct copies of the following documents have been furnished to Umpqua:

(1)

Each current Employee Benefit Plan and any related trust agreements;

(2)

The most recent summary plan description of each current Employee Benefit Plan for which a summary plan description is required under ERISA;

(3)

The most recent determination or opinion letters of the Internal Revenue Service with respect to the qualified status of the current Pension Benefit Plan;

(4)

Annual Reports (on Form 5500 series) required to be filed by NBB or TVB with any governmental agency for the last two years;

(5)

Financial information which identifies to the Knowledge of NBB (x) all material claims arising under any Employee Benefit Plan, (y) all claims presently outstanding against any Employee Benefit Plan (other than normal claims for benefits), and (z) a description of any material future compliance action required with respect to any Employee Benefit Plan under ERISA, or federal or state law; and

(6)

Any actuarial reports and PBGC Forms 1 for the last two years.

(i)

Except as set forth in Section 4.22(i) of the NBB Disclosure Schedule, to NBB’s Knowledge neither NBB nor TVB has (i) granted to any person an interest in a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) which interest has been or, upon the lapse of a substantial risk of forfeiture with respect to such interest, will be subject to tax imposed by Section 409A(a)(1)(B) or (b)(4)(A) of the Code or (ii) modified the terms of any “nonqualified deferred compensation plan” in a manner that could cause an interest previously granted under such plan to become subject to the tax imposed by Section 409A(a)(1)(B) or (b)(4)(A) of the Code.

4.23

Labor and Employment.  There is no labor strike, material dispute, slowdown or stoppage pending or, to the Knowledge of NBB, threatened against NBB or TVB, and to the Knowledge of NBB there is no attempt to organize any employees of NBB or TVB into a collective bargaining unit.

4.24

Allowance for Loan Losses.  NBB’s allowance for loan losses, as established from time to time, equals or exceeds the amount required of NBB and TVB as determined (i) by internal policies and procedures of NBB and TVB for determining the allowance for loan losses; (ii) by applicable SEC rules and guidance; (iii) by applicable bank regulatory agencies; and (iv) pursuant to GAAP.  Since September 30, 2006, NBB has not reversed any provision taken for loan losses.  NBB and TVB have properly accounted for all impaired loans in accordance with internal policies of NBB and TVB and in accordance with SFAS 114.

4.25

Repurchase Agreement.  NBB and TVB have valid and perfected first position security interests in all government securities subject to repurchase agreements and the market value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

4.26

Shareholder List.  The list of shareholders of NBB, provided to Umpqua, is a true and correct list of the names, addresses and holdings of all record holders of NBB common stock as of the date of such list.

4.27

Interests of Directors and Others.  Except as disclosed in the NBB Public Reports, no officer or director of NBB or TVB has any material interest in any assets or property (whether real or personal, tangible or intangible), of or used in the business of NBB or TVB other than as an owner of outstanding securities or deposit accounts of NBB or TVB, or as borrowers under loans fully performing in accordance with their terms, which terms are no more favorable than those available to unaffiliated parties made at or about the same time.

4.28

NBB Disclosure Schedule to this Agreement.  The information contained in the NBB Disclosure Schedule to this Agreement prepared by or on behalf of NBB or TVB constitutes additional representations and warranties made by NBB hereunder and is incorporated herein by reference.   The copies of documents furnished as part of the NBB Disclosure Schedule are true and correct copies and include all amendments, supplements and modifications thereto and all written waivers applicable thereunder.

4.29

Brokers and Finders.  NBB has received the opinion of Howe Barnes Hoefer & Arnett to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of NBB Common Stock from a financial point of view.  Except for the fees and related costs payable to Howe Barnes Hoefer & Arnett pursuant to an engagement letter dated November 17, 2006, and a true and correct copy of which has been provided to Umpqua, no action has been taken by NBB that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement.

4.30

Bank Secrecy Act; Patriot Act; Transactions with Affiliates.  NBB has not received written notice of any regulatory concerns regarding its compliance with the Bank Secrecy Act (31 U.S.C. § 5322 et seq.) or related state or federal anti-money-laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of diligence in identifying customers. NBB has adopted such procedures and policies as are necessary or appropriate to comply with Title III of the USA Patriot Act and, to NBB’s Knowledge, is in compliance with such law in all material respects. NBB has no covered transactions with affiliates within the meaning of Sections 23A and 23B of the Federal Reserve Act as of September 30, 2006.

4.31

Risk Management Instruments.  Neither NBB nor any NBB Subsidiary is a party to or has agreed to enter into any interest rate swaps, caps, floors, collars, option agreements, or any exchange traded or over-the-counter equity, foreign exchange traded or other swap, cap, floor, collar, option or futures contract.  Neither NBB nor any NBB Subsidiary owns any securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes,” or “capped floating rate mortgage derivatives,” or (ii) could have changes in value as a result of interest rate changes that significantly exceed normal changes in value attributable to interest rate changes.

5.

Representations and Warranties of Umpqua and Umpqua Bank

Except as disclosed in one or more schedules to this Agreement delivered to NBB prior to execution of this Agreement (the “Umpqua Disclosure Schedule”), Umpqua and Umpqua Bank represent and warrant to NBB as follows:

5.1

Organization, Existence, and Authority.  Umpqua is a corporation duly organized and validly existing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted and as proposed to be conducted.  Umpqua Bank is a bank duly organized, validly existing, and in good standing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease, and operate its properties and assets and carry on its business in the manner now being conducted and as proposed to be conducted.  SAWY is a registered broker-dealer duly organized and validly existing under the laws of the State of Oregon and has all requisite corporate power and authority to own, lease and operate its properties and assets and carry on its business in the manner now being conducted and as proposed to be conducted.  Each of Umpqua, Umpqua Bank and SAWY is qualified to do business and is in good standing in every jurisdiction in which such qualification is required except where the failure to so qualify or be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Umpqua.

5.2

Authorized and Outstanding Stock, Options, and Other Rights.  The authorized capital stock of Umpqua consists of (i) 2,000,000 shares of undesignated preferred stock, with no par value per share, of which no shares are issued or outstanding, and (ii) 100,000,000 shares of common stock, with no par value per share, of which 58,036,404 shares are outstanding as of the close of business on January 17, 2007, all of which are validly issued, fully paid and nonassessable.  The authorized capital stock of Umpqua Bank consists of 2,000,000 shares of undesignated preferred stock, with no par value per share, of which no shares are issued and outstanding, and 20,000,000 shares of common stock with no par value per share, of which 7,664,752 shares are outstanding, all of which are validly issued, fully paid and nonassessable and all of which are held by Umpqua.  Umpqua owns all of the outstanding capital stock of SAWY.  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which NBB shareholders may vote are issued or outstanding.  Other than as disclosed in the Umpqua Public Reports or Section 5.2 of the Umpqua Disclosure Schedule, no subscriptions, options, warrants, convertible securities or other rights or commitments which would enable the holder to acquire any shares of capital stock or other investment securities of Umpqua or any Umpqua Subsidiary, or which enable or require Umpqua to acquire shares of its capital stock or other investment securities issued by Umpqua or any Umpqua Subsidiary from any holder, are authorized, issued or outstanding.

5.3

Public Reports; Sarbanes-Oxley Compliance

(a)

Since January 1, 2004, Umpqua has timely filed with the SEC all Umpqua Public Reports required to be filed, Umpqua Bank has timely filed with the FDIC and the Oregon Director all Umpqua Bank Call Reports required to be filed, and SAWY has timely filed with the SEC and NASD all SAWY Broker Dealer Reports required to be filed.

(b)

The financial statements included in the Umpqua Public Reports have been prepared in accordance GAAP, consistently applied, and fairly present the financial position and results of operation of Umpqua and its subsidiaries on the dates and for the periods covered thereby.

(c)

As of their respective dates, all Umpqua Public Reports, Umpqua Bank Call Reports and SAWY Broker Dealer Reports complied in all material respects with all requirements applicable to such filing.  As of their respective dates, the Umpqua Public Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(d)

In the Umpqua Public Reports, Umpqua has disclosed all securitization transactions and “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC) effected by Umpqua or any Umpqua Subsidiaries since January 1, 2004.

(e)

Moss Adams LLP is and has been throughout the periods covered by the Umpqua Public Reports filed since August 11, 2005 (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to Umpqua within the meaning of SEC Regulation S-X, and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.  Throughout the periods covered by Umpqua Public Reports filed between January 1, 2004 and August 9, 2005, Deloitte & Touche LLP was (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to Umpqua within the meaning of SEC Regulation S-X, and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.  The definitive proxy statements of Umpqua electronically filed with the SEC and Section 5.3 of the Umpqua Disclosure Schedule list all non-audit services performed by Deloitte & Touche LLP and Moss Adams LLP for Umpqua and Umpqua Subsidiaries since January 1, 2005 through the date hereof.

(f)

Umpqua and the Umpqua Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that:  (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. Umpqua has implemented “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act).  Umpqua has implemented “disclosure controls and procedures” reasonably designed to ensure that all information required to be disclosed by Umpqua in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the SEC, and that such information is accumulated and communicated to Umpqua’s management as appropriate to allow timely decisions regarding required disclosure.

(g)

Each Umpqua Public Report that was required to be accompanied by the certifications contemplated by Item 601 of Regulation S-K was so accompanied, and at the time of filing or submission of each such certification, such certification complied with such item and was accurate in all material respects as of the date of such certificate.

(h)

The audit committee of the Umpqua Board of Directors has established procedures for the receipt, retention and treatment of complaints regarding the accounting, internal accounting controls, and auditing matters and the confidential, anonymous submission by employees of Umpqua of concerns regarding questionable accounting or auditing practices.  No attorney representing Umpqua or any Umpqua Subsidiary, whether or not employed by Umpqua or any Umpqua Subsidiary, has reported “evidence of a material violation” (within the meaning of Part 205 of the Standards of Professional Conduct for Attorneys Appearing and Practicing Before the Commission in the Representation of an Issuer) by Umpqua or any of its officers, directors, employees or agents to the Umpqua Board of Directors or any committee thereof, to Umpqua’s chief legal officer, or to Umpqua’s chief legal officer and chief executive officer.  Section 5.3 of the Umpqua Disclosure Schedule lists all investigations conducted since January 1, 2005 of any reported “evidence of a material violation” by Umpqua or any of its officer, directors, employees or agents and all Umpqua audit committee investigations conducted prior to the date hereof of complaints by Umpqua employees regarding accounting, internal accounting controls or auditing matters.

(i)

Umpqua is in compliance in all material respects with all current listing and corporate governance requirements of the NASDAQ Global Select Market, and is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC.

5.4

Articles of Incorporation, Bylaws, Minutes.  The copies of the articles of incorporation, as amended, and the bylaws of each of Umpqua, Umpqua Bank and SAWY delivered to NBB are true and correct copies of existing articles of incorporation and bylaws of Umpqua, Umpqua Bank and SAWY, as the case may be, as amended as of the date hereof.  None of Umpqua, Umpqua Bank or SAWY are in violation of any provision of its articles of incorporation or bylaws.  Umpqua has delivered to NBB copies of the minute books of Umpqua, Umpqua Bank and SAWY from January 1, 2005 through the date hereof.  The minute books of Umpqua, Umpqua Bank and SAWY, including those that will be made available to NBB for its review, contain minutes of all meetings and all consents evidencing actions taken without a meeting by its Board of Directors (and any committees thereof) and by its shareholders that are accurate in all material respects.  Notwithstanding the foregoing, minutes of executive sessions conducted by the boards and committees of Umpqua and Umpqua Bank will not be provided to NBB, and minutes provided will be redacted to eliminate confidential strategic discussions.

5.5

Shareholder Reports.  Umpqua has delivered to NBB copies of all of Umpqua’s reports and other written communications to shareholders since January 1, 2004, including all proxy statements and notices of shareholder meetings, to the extent such reports and communications have not been electronically filed with the SEC.

5.6

Books and Records.  The books and records of Umpqua, Umpqua Bank and SAWY accurately reflect in all material respects the transactions and obligations to which it is a party or by which it or its properties are bound or subject.  Such books and records comply in all material respects with applicable legal, regulatory and accounting requirements.

5.7

Legal Proceedings.  Except for regulatory examinations conducted in the normal course of regulation of Umpqua and Umpqua Subsidiaries, there are no actions, suits, proceedings, claims or governmental investigations pending or, to the Knowledge of Umpqua, threatened against or affecting Umpqua or any Umpqua Subsidiary before any court, administrative officer or agency, other governmental body, or arbitrator that, if determined adversely to Umpqua or an Umpqua Subsidiary, would reasonably be expected to result individually or in the aggregate in any Material Adverse Effect with respect to Umpqua or any Umpqua Subsidiary or to materially hinder or delay the consummation of the transactions contemplated by this Agreement.

5.8

Compliance with Laws and Regulations.  Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to Umpqua:

(a)

The conduct by each of Umpqua and Umpqua Bank of its respective business and the operation of the properties or other assets owned or leased by it does not violate or infringe any domestic laws, statutes, ordinances, rules or regulations or, to the Knowledge of Umpqua, any foreign laws, statutes, ordinances, rules or regulations, including, but without limitation, with every local, state or federal law or ordinance, and any regulation or order issued thereunder, now in effect and applicable to it governing or pertaining to fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting and every other prohibition against unlawful discrimination in residential lending, or governing consumer credit, including, but not limited to, the Community Reinvestment Act, the Consumer Credit Protection Act, Truth-in-Lending Act, Regulation Z promulgated by the FRB, and the Real Estate Settlement Procedures Act of 1974.

(b)

All loans, leases, contracts and accounts receivable (billed and unbilled), security agreements, guarantees and recourse agreements, of either Umpqua or Umpqua Bank, as held in its portfolios, or as sold with recourse into the secondary market since January 1, 2004, represent and are valid and binding obligations of their respective parties and debtors, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  Each of them has been executed and delivered in compliance, in form and substance, with any and all federal, state or local laws applicable to Umpqua or Umpqua Bank, or to the other party or parties to the contract(s) or commitment(s), including without limitation the Truth-in-Lending Act, Regulations Z and U of the FRB, laws and regulations providing for nondiscriminatory practices in the granting of loans or credit, applicable usury laws, and laws imposing lending limits; and all such contracts or commitments have been administered in compliance with all applicable federal, state or local laws or regulations.

(c)

All Uniform Commercial Code filings, or filings of trust deeds, or of liens or other security interest documentation that are required by any applicable federal, state or local government laws and regulations to perfect the security interests referred to in any and all of such documents or other security agreements have been made, and all security interests under such deeds, documents or security agreements have been perfected, and all contracts related to such filings and documents have been entered into or assumed in full compliance with all applicable material legal or regulatory requirements.

(d)

Umpqua’s registered broker dealer is in substantial compliance with all SEC and NASD rules and regulations.

(e)

All Loan files of Umpqua Bank are complete and accurate in all material respects and have been maintained in accordance with good banking practice.

(f)

All notices of default, foreclosure proceedings or repossession proceedings against any real or personal property collateral have been issued, initiated and conducted by Umpqua Bank in material formal and substantive compliance with all applicable federal, state or local laws and regulations, and no loss or impairment of any material security interest, or exposure to meritorious lawsuits or other proceedings against Umpqua or Umpqua Bank, with respect to any such material security interest, has been or will be suffered or incurred by Umpqua or Umpqua Bank.

(g)

Neither Umpqua nor Umpqua Bank is in material violation of any applicable services or any other requirements of the FHA, VA, FNMA, GNMA, FHLMC, SBA or any private mortgage insurer which insured or guaranteed any loans owned by Umpqua or Umpqua Bank or as to which either has sold to other investors, and with respect to such loans neither Umpqua nor Umpqua Bank has done or failed to do, or caused to be done or omitted to be done, any act the effect of which act or omission impairs or invalidates (i) any FHA insurance or commitments of the FHA to insure, (ii) any VA guarantee or commitment of the VA to guarantee, (iii) any SBA guarantees or commitments of the SBA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, or (vii) any flood insurance policy required by the National Flood Insurance Act of 1968, as amended.

(h)

Umpqua and, to the Knowledge of Umpqua, all persons having fiduciary or other responsibilities or duties with respect to any active "employee benefit plans" as defined by Section 3(3) of ERISA, are, and have since inception been, in substantial compliance in all material respects with, and each such plan is and has been operated substantially in accordance with its provisions and in compliance with the applicable laws, rules and regulations governing such plan.  All material governmental approvals for such plans have been obtained.  To the Knowledge of Umpqua there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any such plan, or any trusts related thereto which would, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect with respect to Umpqua.

(i)

Umpqua Bank has not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock.

5.9

Environmental Matters.  To the Knowledge of Umpqua, and except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to Umpqua, neither Umpqua nor any Umpqua Subsidiary, nor any other person having an interest in any property which Umpqua or any Umpqua Subsidiary owns or leases, or has owned or leased, or in which either holds any security interest, mortgage, or other liens or interest including but not limited to as beneficiary of a deed of trust (“Umpqua Property”), has engaged in the generation, use, manufacture, treatment, transportation, storage (in tanks or otherwise), or disposal of Hazardous Material on or from such Umpqua Property.  To the Knowledge of Umpqua, and except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to Umpqua, there has been no:  (i) presence, use, generation, handling, treatment, storage, release, threatened release, migration or disposal of Hazardous Material on any Umpqua Property; (ii) condition that could result in any use, ownership or transfer restriction; or (iii) condition of nuisance on or from Umpqua Property.  During the past six years, neither Umpqua nor any Umpqua Subsidiary has received any written notice of a condition that could reasonably be expected to give rise to any private or governmental suit, claim, action, proceeding or investigation against Umpqua, any Umpqua Subsidiary, any such other person or such Umpqua Property as a result of any of the foregoing events or has Knowledge of any condition that could reasonably be expected to give rise to any such material private or governmental suit, claim, action, proceeding or investigation.

5.10

Contingent and Other Liabilities.  Section 5.10 of the Umpqua Disclosure Schedule is a list, to the Knowledge of Umpqua and as of the date hereof, of all contingent and other liabilities reasonably expected to be in excess of $250,000 which are not set forth or reflected in other Sections of the Umpqua Disclosure Schedule, in the Umpqua Public Reports, in the Umpqua Bank Call Reports or in the SAWY Broker Dealer Reports.  Except as set forth in any financial statements (including the notes thereto) included in any Umpqua Public Reports, neither Umpqua nor any Umpqua Subsidiary has any obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise) which would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to Umpqua.

5.11

No Material Adverse Effects.  Since September 30, 2006 through the date hereof, (a) there has been no event or occurrence that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to Umpqua; (b) no cash, stock or other dividends, or other distributions with respect to capital stock, have been declared or paid by Umpqua except Umpqua’s regular, quarterly cash dividend, nor has Umpqua purchased or redeemed any of its shares except in accordance with Umpqua’s stock repurchase program; and (c) there has not been any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting any asset material to Umpqua or Umpqua Bank.

5.12

Regulatory Approvals Required.  The nature of the business and operations of Umpqua and each of the Umpqua Subsidiaries does not require any approval, authorization, consent, license, clearance or order of, any declaration or notification to, or any filing or registration with, any governmental or regulatory authority in order to permit any of them to perform their obligations under this Agreement, or to prevent the termination of any material right, privilege, license or agreement of Umpqua or any Umpqua Subsidiary, or any material loss or disadvantage to their business, as a result of consummation of the Holding Company Merger or the Bank Merger, except for:

(a)

approval from, or waiver of jurisdiction by, the Oregon Director, FDIC and California Commissioner of the Bank Merger;

(b)

approval from, or waiver of jurisdiction by, the FRB of the Holding Company Merger;

(c)

filing of the Holding Company Plan of Merger and Articles of Merger with the Oregon Secretary of State and California Secretary of State;

(d)

filing and effectiveness of the S-4 Registration Statement of which the Proxy Statement is a part, under the Securities Act;

(e)

registration with, the issuance of permits from, or the perfection of exemptions from registration from applicable state blue sky administrators of the Umpqua Common Stock to be issued to NBB shareholders; and

(f)

approval by the NASDAQ Stock Market of the listing application relating to the Umpqua Common Stock to be issued in connection with the Holding Company Merger.

As of the date hereof, Umpqua has no Knowledge of any reason why the approvals set forth in this Section 5.12 and in Section 9.4 will not be received without the imposition of a condition, restriction or requirement of the type described in Section 9.4.

5.13

Corporate and Shareholder Approval of Agreement, Binding Obligations.  Umpqua and Umpqua Bank each has all requisite corporate power to execute, deliver and perform its obligations under this Agreement.  The execution, delivery and performance of this Agreement, and the transactions contemplated hereby, have been duly authorized by the Board of Directors of each of Umpqua and Umpqua Bank.  No other corporate action on the part of Umpqua is required to authorize this Agreement or the Holding Company Plan of Merger or Bank Plan of Merger or the consummation of the transactions contemplated thereby.  This Agreement has been duly executed and delivered by Umpqua and Umpqua Bank and, assuming the accuracy of NBB’s representations and warranties, constitutes the legal, valid and binding obligation of each of them enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5.14

No Defaults from Transaction.  Subject to compliance with the matters referred to in Section 5.12, neither the execution, delivery and performance of this Agreement and the Holding Company Plan of Merger or Bank Plan of Merger by Umpqua and Umpqua Bank, as the case may be, nor the consummation of the transactions contemplated thereby will conflict with, result in any breach or violation of, or result in any default or any acceleration of performance under, or will result in the declaration or imposition of any lien, charge or encumbrance upon any of the assets of Umpqua or any Umpqua Subsidiary under, any of the terms, conditions or provisions of (a) Umpqua’s, Umpqua Bank’s or SAWY’s respective Articles of Incorporation or respective Bylaws, (b) any statute, regulation or existing order, writ, injunction or decree of any court or governmental agency, or (c) any contract, agreement or instrument to which any of Umpqua, Umpqua Bank or SAWY is a party or by which any of Umpqua, Umpqua Bank or SAWY is bound, except in the case of clauses (b) and (c) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Umpqua or to materially hinder or delay the consummation of the transactions contemplated by this Agreement.

5.15

Taxes and Tax Returns.  Umpqua and Umpqua Subsidiaries have filed all material federal, state and other income, franchise or other tax returns, required to be filed by them; each such return is complete and accurate in all material respects; and all Taxes and related interest and liabilities to be paid in connection therewith have been paid or adequate reserve has been established for the timely payment thereof. Umpqua and Umpqua Bank have timely and accurately filed all material currency transaction reports required by the Bank Secrecy Act, as amended, and have timely and accurately filed all material required information returns and reports, including without limitation Forms 1099. Umpqua has not received notice of any federal, state or other income, franchise or other tax assessment or notice of a deficiency to date which has not been paid or for which adequate reserve has not been provided, and the Officers of Umpqua have no Knowledge of any pending or threatened (in writing) audit or investigation of Umpqua or Umpqua Bank with respect to any Tax liabilities.  There are currently no agreements in effect with respect to Umpqua or Umpqua Bank to extend the period of limitations for assessment or collection of any Tax.  Umpqua has delivered to NBB true and correct copies of Umpqua’s tax returns, including any unconsolidated or uncombined federal and state income or franchise tax returns, for the years 2004 and 2005.

5.16

Insurance.  For each of the past three years and continuing through the date of this Agreement, Umpqua and each of the Umpqua Subsidiaries have insured their business and real and personal property against all risks of a character usually insured against, including but not limited to financial institution bond, directors and officers liability, property and casualty and commercial liability insurance, with customary amounts of coverage, deductibles and exclusions by reputable insurers authorized to transact insurance in the State of Oregon and such other jurisdictions where they operate or own property.  Umpqua and each of the Umpqua Subsidiaries are in material compliance with all existing insurance policies and have not failed to give timely notice of, or present properly, any material claim thereunder of which Umpqua has Knowledge.  Section 5.16 of the Umpqua Disclosure Schedule, includes a list of all insurance policies in force as of the date hereof with respect to Umpqua’s and each of the Umpqua Subsidiaries’ business and real and personal property.

5.17

Contracts and Agreements.  Neither Umpqua nor any Umpqua Subsidiary is in material default or breach, and there has not occurred any event which with notice or lapse of time would constitute a material breach or default by any such entity, under any material contract, agreement, instrument, lease or understanding and, except with respect to loan agreements or notices with Umpqua Bank customers reflected in Umpqua’s delinquent loan reports, to the Knowledge of Umpqua no other party thereto is in material default thereof.  No consent or approval by the other parties to any such material contract is required by reason of this Agreement to maintain such oral or written contracts, agreements, instruments or leases in effect.

5.18

Reserve for Loan Losses.  Umpqua’s reserve for loan losses, as established from time to time, equals or exceeds the amount required of Umpqua and Umpqua Bank as determined (i) by internal policies and procedures of Umpqua and Umpqua Bank for determining the reserve for loan losses; (ii) by applicable SEC rules and guidance; (iii) by applicable bank regulatory agencies; and (iv) pursuant to GAAP.  Since September 30, 2006, Umpqua has not reversed any provision taken for loan losses.  Umpqua and the Umpqua Banks have properly accounted for all impaired loans in accordance with internal policies of Umpqua and the Umpqua Banks and in accordance with SFAS 114.

5.19

Repurchase Agreement.  Umpqua and Umpqua Bank have valid and perfected first position security interests in all government securities subject to repurchase agreements and the market value of the collateral securing each such repurchase agreement equals or exceeds the amount of the debt secured by such collateral under such agreement.

5.20

Interests of Directors and Others.  Except as disclosed in any Umpqua Public Reports, no officer or director of Umpqua or Umpqua Bank has any material interest in any assets or property, whether real or personal, tangible or intangible, of or used in the business of Umpqua or any Umpqua Subsidiaries, other than as an owner of outstanding securities or deposit accounts of Umpqua or Umpqua Bank, as borrowers under loans fully performing in accordance with their terms, which terms are no more favorable than those available to unaffiliated parties made at or about the same time, or as customers in the ordinary course of SAWY’s business.

5.21

Umpqua Disclosure Schedule to this Agreement.  The information contained in the Umpqua Disclosure Schedule to this Agreement prepared by or on behalf of Umpqua constitutes additional representations and warranties made by Umpqua hereunder and is incorporated herein by reference.  The copies of documents furnished as part of the Umpqua Disclosure Schedule are true and correct copies and include all amendments, supplements, and modifications thereto and all written waivers applicable thereunder.

5.22

Brokers and Finders. Umpqua has received the opinion of Milestone Advisors to the effect that, as of the date hereof, the Exchange Ratio is fair to the holders of Umpqua Common Stock from a financial point of view.  Except for the fees and related costs payable to Milestone Advisors pursuant to an engagement letter dated November 22, 2006, no action has been taken by Umpqua that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement.

5.23

Bank Secrecy Act; Patriot Act; Transactions with Affiliates.  Umpqua has not received written notice of any regulatory concerns regarding its compliance with the Bank Secrecy Act (31 U.S.C. § 5322 et seq.) or related state or federal anti-money-laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of diligence in identifying customers.

 Umpqua has adopted such procedures and policies as are necessary or appropriate to comply with Title III of the USA Patriot Act and, to Umpqua’s Knowledge, is in compliance with such law in all material respects.  As of September 30, 2006, Umpqua has no covered transactions with affiliates within the meaning of Sections 23A and 23B of the Federal Reserve Act.

5.24

Risk Management Instruments.  Neither Umpqua nor any Umpqua Subsidiary is a party to or has agreed to enter into any interest rate swaps, caps, floors, collars, option agreements, or any exchange traded or over-the-counter equity, foreign exchange traded or other swap, cap, floor, collar, option or futures contract.  Neither Umpqua nor any Umpqua Subsidiary owns any securities that (i) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes,” or “capped floating rate mortgage derivatives,” or (ii) could have changes in value as a result of interest rate changes that significantly exceed normal changes in value attributable to interest rate changes.

6.

Covenants of NBB.

6.1

Certain Actions.  Except as expressly provided for in this Agreement, during the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, NBB covenants to Umpqua for itself and on behalf of TVB, that, without first obtaining the written approval of Umpqua, which approval shall not be unreasonably withheld, or as described in Section 6.13 of the NBB Disclosure Schedule:

(a)

It shall not amend NBB’s Articles of Incorporation or Bylaws or approve any amendment to TVB’s Articles of Incorporation or Bylaws;

(b)

It shall not declare or pay any dividend (other than one cash dividend in the amount of $0.14 per share declared by March 31, 2007 and paid prior to the Effective Time if the Effective Date has not occurred by March 31, 2007) or make any other distribution with respect to capital stock, or redeem, repurchase or otherwise acquire or agree to acquire any of NBB’s or any NBB Subsidiaries’ stock; or make or commit to make any other distribution on any capital stock to NBB’s or any NBB Subsidiaries’ shareholders; provided that this Section 6.1(b) shall not preclude the ordinary course payment of dividends by TVB to NBB the primary purpose of which is to fund the ongoing operations of NBB, consistent in timing and amount with past practice;

(c)

It shall not, except under options and convertible securities identified in Section 4.2 of the NBB Disclosure Schedule, issue, sell, or deliver; agree to issue, sell or deliver; or grant or agree to grant: (i) any shares of any class of stock of NBB or of any NBB Subsidiary; (ii) any securities convertible into any of such shares; or (iii) any options, warrants, or other rights to purchase such shares;

(d)

It shall not modify, accelerate vesting (except as may be required by the NBB Stock Plans), reprice or extend the exercise date of any outstanding options, warrants or other rights to purchase such shares or restricted stock;

(e)

It shall not, except in the ordinary course of business, borrow or agree to borrow any funds or Knowingly incur, assume or become subject to, whether directly or by way of guarantee or otherwise, any liabilities of any other person;

(f)

It shall not cancel or agree to cancel any debts or claims having a value in excess of $50,000;

(g)

It shall not, except in the ordinary course of business, lease, sell or transfer, agree to lease, sell or transfer, or grant or agree to grant any preferential rights to lease or acquire, any material assets, property or rights, or make or permit any amendment or termination of any Material Contract; or mortgage, pledge or subject to a lien or any other encumbrance (other than a Permitted Lien) any of its material assets, tangible or intangible;

(h)

It shall not willfully violate, commit a breach of or default under any Material Contract to which it is a party or to which any of its assets may be subject;

(i)

It shall not Knowingly violate any applicable law, regulation, ordinance, order, injunction or decree of any other requirements of any governmental body or court, relating to its assets or business;

(j)

It shall not: (A) other than as affirmatively required by written agreements in effect on the date of this Agreement (or as disclosed in Section 6.1(j)(B) of the NBB Disclosure Schedule), increase or agree to increase the compensation payable to any officer, director, employee or agent of NBB or TVB that is a party to a severance, employment, supplemental executive retirement, salary continuation, consulting or similar agreement; (B) increase or agree to increase the salary payable (except as disclosed in Section 6.1(j)(B) of the NBB Disclosure Schedule) to any officer, director, employee or agent of NBB or TVB, other than annual merit salary increases made in the ordinary course of business consistent in amount and timing with past practices but not exceeding 5% in the aggregate or 5% for any individual employee (each based upon the December 7, 2006 aggregate salary figures delivered to Umpqua); (C) pay any discretionary or incentive bonuses (except as set forth in Section 6.1(j)(C) of the NBB Disclosure Schedule) without the prior consent of Umpqua through its Chief Executive Officer or President--California Region which shall not be unreasonably withheld, conditioned or delayed; (D) enter into any Contract with an officer, director, employee, consultant or agent of NBB or TVB; (E) enter into any Contract providing for severance payments upon termination of employment or upon the occurrence of any other event including but not limited to the consummation of the Holding Company Merger or Bank Merger; (F) make, or commit to make, any stay, retention or conversion bonus without the prior consent of Umpqua through its President--California Region and Executive Vice President/Cultural Enhancement, which consent shall not be unreasonably withheld, conditioned or delayed; (G) enter into or make any material change in any Employee Benefit Plan except as required by law; (H) pay any incentive or bonus compensation for a partial year of service except as required by TVB’s 2006 Sales Incentive Program and as set forth in Section 6.1(j)(C) of the NBB Disclosure Schedule; or (I) amend the separation pay policy set forth in Section 10.2 of the copy of North Bay Bancorp & Subsidiaries Employee Handbook provided to Umpqua except to provide for the option of the employer to pay separation pay in a lump sum.

(k)

It shall not, except in the ordinary course of business through foreclosure or transfer in lieu thereof in the collection of Loans, acquire control of or any other ownership interest in any other corporation, association, joint venture, partnership, business trust or other business entity; acquire control or ownership of all or a substantial portion of the assets of any of the foregoing; merge, consolidate or otherwise combine with any other corporation; or enter into any agreement providing for any of the foregoing except in connection with the enforcement of bona fide security interests;

(l)

It shall not acquire an ownership or leasehold interest in any real property whether by foreclosure, deed in lieu of foreclosure or otherwise without making an environmental evaluation that, in its opinion, is reasonably appropriate;

(m)

It shall not make any payment in excess of $100,000 in settlement of any pending or threatened legal proceeding involving a claim against NBB or any NBB Subsidiary;

(n)

It shall not engage in any activity or transaction (i) which is other than in the ordinary course of business including the sale of any properties, securities, servicing rights, loans or other assets except as specifically contemplated hereby or (ii) which it engages with Knowledge and which would reasonably be expected to have a Material Adverse Effect with respect to NBB or to materially adversely delay the ability of Umpqua, Umpqua Bank, NBB or TVB to obtain any necessary approvals, consents or waivers of any governmental or regulatory authorities required for the Mergers or to perform its covenants or agreements under this Agreement on a timely basis;

(o)

It shall not acquire, open, consolidate or close any office or branch;

(p)

It shall not make or commit to make any capital expenditures, capital additions or capital improvements involving an amount in excess of $100,000 without the prior consent of Umpqua through its Chief Executive Officer or President--California Region which shall not be unreasonably withheld, conditioned or delayed;

(q)

It shall not (i) make, renew, commit to make, or materially modify any loan over $1,000,000 or a series of loans or commitments over $1,000,000 to any person or group of related persons, or renew, modify, amend or advance additional funds (except under preexisting commitments) on loans or to borrowers on TVB loan watch lists, without in each case furnishing to Umpqua, within three (3) business days after such approval, a copy of the report provided to such NBB Bank’s loan committee, or (ii) extend the loan maturity on any loan risk-rated substandard or worse beyond September 30, 2007 or six months following the expected Effective Date, whichever is later, or extend the loan maturity on any loan on non-accrual beyond June 30, 2007 or three months following the expected Effective Date, whichever is later;

(r)

Except for booking loans committed prior to the date of this Agreement, it shall not enter into or modify any agreement (except for renewals of previously disclosed indebtedness) which alone or together with all similar arrangements exceeds $250,000, with any director or officer of NBB or TVB, any person who, to the Knowledge of NBB, owns more than five percent (5%) of the outstanding capital stock of NBB or any business or entity in which such director, officer or beneficial owner has an ownership interest in excess of ten percent (10%) without furnishing a copy of the report provided to the NBB Bank’s loan committee to Umpqua within three (3) business days after such approval;

(s)

It will not reverse any provision taken for loan losses;

(t)

It will not sell any investment securities at a gain except as necessary to provide liquidity, consistent with past practices; and

(u)

It shall not take any action or cause to be taken any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

6.2

No Solicitation.  Between the date hereof and the earlier of the Effective Date or the termination of this Agreement, neither NBB nor TVB shall, and they shall cause their officers, directors, employees and other agents not to, directly or indirectly initiate contact with any person or entity in an effort to solicit any Alternative Acquisition Transaction.  Between the date hereof and the earlier of the Effective Date or the termination of this Agreement, NBB shall not authorize or knowingly permit any officer, director, employee or any other person representing or retained by NBB or TVB to directly furnish or cause to be furnished any non-public information concerning its business, properties, or assets to any person or entity in connection with any bona fide Alternative Acquisition Transaction other than to the extent specifically authorized by its Board of Directors in the good faith exercise of its fiduciary duties after consultation with Nixon Peabody LLP.  NBB shall promptly orally notify Umpqua, followed by written notice, of any Alternative Acquisition Transaction, whether oral or written, communicated by any Person to NBB, or any indication from any Person that such a Person is considering making any Alternative Acquisition Transaction.

6.3

Filing Reports and Returns, Payment of Taxes.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, NBB shall duly and timely file and TVB shall duly and timely file (by the due date or any duly granted extension thereof), accurate and complete copies, in compliance in all material respects with all requirements applicable to such filing, of all material reports and returns required to be filed with federal, state, local, foreign and other regulatory authorities, including, without limitation, reports required to be filed with the SEC, FRB, FDIC or California Commissioner and all required Tax returns and will promptly furnish copies thereof to Umpqua.  Unless it is contesting the same in good faith and, if appropriate, has established reasonable reserves therefore, each of NBB and TVB shall promptly pay all Taxes and assessments indicated by Tax returns as due or otherwise lawfully levied or assessed upon it or any of its properties and withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all Taxes and other assessments which are required by law to be so withheld or collected.

6.4

Preservation of Business.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, NBB shall use its commercially reasonable efforts: (i) to preserve intact its and TVB’s business organization, (ii) to preserve its and TVB’s relationships and goodwill with customers, employees and others having business dealings with it and TVB, (iii) to keep available the services of its and TVB’s present officers, agents and employees, (iv) to maintain its and TVB’s assets in accordance with good business practices, and (v) to maintain existing insurance policies.  NBB will not institute nor permit TVB to institute any material novel or unusual change in its methods of management, lending policies, personnel policies, accounting, marketing, investments or operations.

6.5

Commercially Reasonable Efforts.  NBB will (and will cause the NBB Subsidiaries to) use its commercially reasonable efforts to obtain and to assist Umpqua in obtaining all necessary approvals, consents and orders, including but not limited to approval of the FDIC, FRB, the Oregon Director and California Commissioner, to the transactions contemplated by this Agreement and the Plans of Merger.  Subject to the terms and conditions set forth in this Agreement, NBB shall cooperate with Umpqua and use (and shall cause each NBB Subsidiary to use) reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable laws to consummate and make effective the Mergers and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the Mergers or any of the other transactions contemplated by this Agreement.  Subject to applicable laws relating to the exchange of information, NBB shall provide Umpqua an opportunity to review in advance, and to the extent practicable will consult with Umpqua and consider in good faith the views of Umpqua in connection with, all of the information relating to Umpqua and Umpqua Subsidiaries that appears in any filing made with, or written materials submitted to, any third party and/or any governmental entity in connection with the Mergers and the other transactions contemplated by this Agreement.  In exercising the foregoing rights, Umpqua shall act reasonably and as promptly as practicable.  NBB shall, upon request by Umpqua, furnish Umpqua with all information concerning itself, the NBB Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of NBB, Umpqua or any of the Umpqua Subsidiaries or NBB Subsidiaries to any third party and/or any governmental entity in connection with the Mergers and the transactions contemplated by this Agreement.  Subject to applicable law, NBB shall keep Umpqua apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing Umpqua with copies of notices or other communications received by NBB or any NBB Subsidiary, from any third party and/or any governmental entity with respect to such transactions other than routine communications from employees and shareholders that do not indicate dissent from support of the transactions.

6.6

Updating the NBB Disclosure Schedule.  NBB shall, no later than fifteen (15) days prior to the anticipated Effective Date hereof, revise and supplement the NBB Disclosure Schedule hereto prepared by or on behalf of NBB to disclose any events or circumstances occurring after the date hereof that and prior to such fifteenth day, had such events or circumstances have occurred prior to the date hereof, would have been required to be included in the NBB Disclosure Schedule in order that NBB not have been in breach of a representation or warranty contained herein.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, promptly upon obtaining Knowledge of the occurrence of or the pending or threatened occurrence of any event which would reasonably be expected to cause or constitute a Material Adverse Effect with respect to NBB or materially adversely delay the ability of Umpqua, Umpqua Bank, NBB or TVB to obtain any necessary approvals, consents or waivers of any governmental or regulatory authorities or to perform its covenants or agreements under this Agreement, NBB will give reasonably detailed written notice thereof to Umpqua.  Notwithstanding anything to the contrary contained herein, supplementation of the NBB Disclosure Schedule following the execution of this Agreement shall not be deemed a modification of NBB’s representations or warranties contained herein.

6.7

Rights of Access.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, NBB agrees to permit and cause TVB to permit, Umpqua, and its employees, agents and representatives, full access to the premises of NBB and TVB on reasonable notice and to all books, files and records of NBB and TVB, including but not limited to loan files and litigation files, and to furnish to Umpqua such financial and operating data and other information with respect to the business and assets of NBB and TVB as Umpqua shall reasonably request, provided that the foregoing shall not require NBB and TVB (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of NBB would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if NBB shall have used its reasonable best efforts to obtain the consent of such third party to such inspection or disclosure or (ii) to disclose any privileged information of NBB or TVB, as the case may be, or any NBB Subsidiary.  All requests for information made pursuant to this Section 6.7 shall be directed to the chief executive officer or other person designated in writing by NBB.  All such information shall be governed by the terms of the Confidentiality Agreement.

6.8

Proxy Statement.  NBB shall provide to Umpqua such information with respect to NBB, TVB and their respective businesses and such assistance as may be reasonably necessary to permit Umpqua to file with the SEC a registration statement (the “S-4 Registration Statement”) covering the issuance of the shares of Umpqua Common Stock required hereby (including a proxy statement to be used by NBB to solicit proxies from NBB shareholders for a shareholder meeting at which NBB shareholders will be asked to consider and vote on the principal terms of this Agreement (in its definitive form, the “Proxy Statement”)). NBB agrees, as to itself and any NBB Subsidiary, that none of the information supplied or to be supplied by it or any NBB Subsidiary for inclusion or incorporation by reference in (i) the S-4 Registration Statement and any amendment or supplement thereto will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the time of the NBB shareholder meeting to be held in connection with the Holding Company Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  NBB and Umpqua will cause the S-4 Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.

6.9

Availability of Reports; Communications.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, NBB will deliver to Umpqua reasonably promptly upon preparation copies of: (i) approved minutes of meetings of NBB’s and of TVB’s shareholders, Board of Directors, and management or director committees; (ii) TVB’s loan committee reports and reports of loan delinquencies, foreclosures and other adverse developments regarding loans; (iii) reports to TVB’s loan committee regarding developments with respect to other real estate owned or other assets acquired through foreclosure or action in lieu thereof; (iv) minutes of executive sessions conducted by the boards and committees of TVB and NBB redacted to eliminate confidential strategic discussions and matters protected by attorney-client privilege to the extent necessary to preserve such protection; and (v) all written communications to NBB shareholders.

6.10

Shareholder Meeting.  NBB will call a meeting of its shareholders to consider and approve the principal terms of this Agreement.  NBB will deliver to its shareholders notice of the meeting, together with the Proxy Statement, in accordance with applicable California and federal law.  Provided that the representations and warranties of Umpqua contained herein continue to be materially accurate, the NBB Board of Directors will recommend to the shareholders approval of this Agreement, the Holding Company Plan of Merger and the transactions contemplated hereby unless, after consulting with counsel, the NBB Board of Directors determines in good faith that its fiduciary duties otherwise require.

6.11

Title Reports.  Prior to the Effective Date, NBB will provide Umpqua with either copies of title reports or a preliminary title report with respect to all real property owned by NBB and TVB, including other real estate owned.

6.12

Allowance for Loan Losses.  Prior to the Effective Date, NBB will (i) make provisions to its allowance for loan, lease and credit losses that conform to its internal policies and procedures, regulatory requirements and GAAP; (ii) charge-off on a current basis all loans deemed to be uncollectible; and (iii) maintain appropriate classification and risk ratings for all loans.

6.13

Agreements and Plans.  NBB agrees to take or refrain from taking, or use its commercially reasonable efforts to effect or refrain from effecting, the actions set forth in Section 6.13 of the NBB Disclosure Schedule, within the time lines set forth therein.

6.14

Other Actions.  NBB covenants and agrees to execute, file and record such documents and do such other acts and things as are necessary or appropriate to obtain required government and regulatory approvals for, and to otherwise take such other necessary and appropriate actions to consummate the transactions contemplated by this Agreement and the Plans of Merger.

6.15

Section 16 Matters.  The board of directors of NBB and Umpqua shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) and Rule 16b-3(e) under the Exchange Act to exempt from Section 16(b) of the Securities Act (i) the conversion of shares of NBB Common Stock and NBB Options into Umpqua Common Stock or Converted Options, as the case may be, and (ii) the acquisition of shares of Umpqua Common Stock or Converted Options, as the case may be, pursuant to the terms of this Agreement by officers and directors of NBB subject to the reporting requirements of Section 16(a) of the Exchange Act or by employees of NBB who may become an officer of Umpqua subject to the reporting requirements of Section 16(a) of the Exchange Act.  In furtherance of the foregoing, prior to the Effective Time, (i) the board of directors of NBB shall adopt resolutions that specify (A) the name of each individual whose disposition of shares of NBB Common Stock (including NBB Options) is to be exempted, (B) the number of shares of NBB Common Stock (including NBB Options) to be disposed of by each such individual and (C) that the approval is granted for purposes of exempting the disposition from Section 16(b) of the Exchange Act under Rule 16b-3(e) of the Exchange Act and (ii) provided Umpqua timely receives the information from NBB necessary to adopt the following resolutions prior to the Effective Time, the board of directors of Umpqua shall adopt resolutions that specify (A) the name of each individual whose acquisition of shares of Umpqua Common Stock (including Converted Options) is to be exempted, (B) the number of shares of Umpqua Common Stock (including Converted Options) to be acquired by each such individual, (C) the material terms of the options and derivative securities with respect to Umpqua Common Stock to be acquired, including that price is determined based on the Exchange Ratio and that non-price terms are determined by reference to the terms of NBB Options and derivative securities with respect to shares of NBB Common Stock that have been converted into options and derivative securities with respect to Umpqua Common Stock and (D) that the approval is granted for purposes of exempting the acquisition from Section 16(b) of the Exchange Act under Rule 16b-3(d) of the Exchange Act.  In the event Umpqua does not receive the information from NBB necessary to adopt the foregoing resolutions prior to the

Effective Time, the Board of Directors of Umpqua shall adopt such resolutions at its next regularly scheduled board meeting following receipt of such information.  NBB and Umpqua shall provide to counsel of the other party for its review copies of such resolutions to be adopted by the respective boards of directors prior to such adoption.

7.

Covenants of Umpqua.

7.1

Certain Actions.  Except as expressly provided for in this Agreement, during the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua covenants, for itself and on behalf of any Umpqua Subsidiary, that, without first obtaining the written approval of NBB, which approval shall not be unreasonably withheld:

(a)

It shall not amend its articles of incorporation or bylaws or approve any amendment to the articles of incorporation or bylaws of any Umpqua Subsidiary in a manner that would adversely affect NBB, its shareholders or the transactions contemplated by this Agreement;

(b)

It shall not engage in any activity or transaction that is other than in the ordinary course of business, including the sale of any properties, securities, servicing rights, loans or other assets, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Umpqua or to materially adversely delay the ability of Umpqua, Umpqua Bank, NBB or TVB to obtain any necessary approvals, consents or waivers of any governmental or regulatory authorities required for the Mergers or to perform its covenants or agreements under this Agreement on a timely basis;

(c)

It shall not take any action or cause to be taken any action that would prevent or impede the Holding Company Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

(d)

It shall not willfully violate, commit a breach of or default under any material contract to which it is a party or to which any of its assets may be subject;

(e)

It shall not Knowingly violate any applicable law, regulation, ordinance, order, injunction or decree of any other requirements of any governmental body or court, relating to its assets or business.

7.2

Filing Reports and Returns, Payment of Taxes.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua and Umpqua Bank shall duly and timely file (by the due date or any duly granted extension thereof), accurate and complete copies, in compliance in all material respects with all requirements applicable to such filing, of all material reports and returns required to be filed with federal, state, local, foreign and other regulatory authorities, including, without limitation, reports required to be filed with the SEC, FRB, FDIC and the Oregon Director and all required federal, state and local tax returns.  Unless it is contesting the same in good faith and, if appropriate, has established reasonable reserves therefore, Umpqua will promptly pay all Taxes and assessments indicated by tax returns as due or otherwise lawfully levied or assessed upon it or any of its properties and withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all Taxes and other assessments which are required by law to be so withheld or collected.

7.3

Preservation of Business.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, Umpqua shall use its best efforts to preserve intact its business organization; to preserve its relationships and goodwill with its customers, employees and others having business dealings with it and those of Umpqua Bank; and to keep available the services of its present officers, agents and employees and those of Umpqua Bank.  Umpqua will not, and will not permit Umpqua Bank to, institute any material novel or unusual change in its methods of management, lending policies, personnel policies, accounting or investments.

7.4

Commercially Reasonable Efforts.  Umpqua will (and will cause the Umpqua Subsidiaries to) use commercially reasonable efforts to obtain, and to assist NBB in obtaining, all necessary approvals, consents and orders, including but not limited to approvals of the FRB, FDIC, the Oregon Director and the California Commissioner, to the transactions contemplated by this Agreement and the Plans of Merger.  Subject to the terms and conditions set forth in this Agreement, Umpqua shall cooperate with NBB and use (and shall cause each Umpqua Subsidiary to use) reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under this Agreement and applicable laws to consummate and make effective the Mergers and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity in order to consummate the Mergers or any of the other transactions contemplated by this Agreement.  Subject to applicable laws relating to the exchange of information, Umpqua shall provide NBB an opportunity to review in advance, and to the extent practicable will consult with NBB and consider in good faith the views of NBB in connection with, all of the information relating to NBB and NBB Subsidiaries that appears in any filing made with, or written materials submitted to, any third party and/or any governmental entity in connection with the Mergers and the other transactions contemplated by this Agreement.  In exercising the foregoing rights, NBB shall act reasonably and as promptly as practicable.  Umpqua shall, upon request by NBB, furnish NBB with all information concerning itself, the Umpqua Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of NBB, Umpqua or any of the Umpqua Subsidiaries or NBB Subsidiaries to any third party and/or any governmental entity in connection with the Mergers and the transactions contemplated by this Agreement.  Subject to applicable law, Umpqua shall keep NBB apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing NBB with copies of notices or other communications received by Umpqua or any Umpqua Subsidiary, from any third party and/or any governmental entity with respect to such transactions.

7.5

Updating the Umpqua Disclosure Schedule.  Umpqua shall, no later than fifteen (15) days prior to the anticipated Effective Date hereof, revise and supplement the Umpqua Disclosure Schedule hereto prepared by or on behalf of Umpqua to disclose any events or circumstances occurring after the date hereof and prior to such fifteenth day, that had such events or circumstances occurred prior to the date hereof, would have been required to be included in the Umpqua Disclosure Schedule in order that Umpqua not have been in breach of a representation or warranty contained herein.  During the period between the date hereof and the earlier of the Effective Date or the termination of this Agreement, promptly upon obtaining Knowledge of the occurrence or the pending or threatened occurrence of any event which would reasonably be expected to cause or constitute a Material Adverse Effect with respect to Umpqua or materially adversely delay the ability of Umpqua, Umpqua Bank, NBB or TVB to obtain any necessary approvals, consents or waivers of any governmental or regulatory authorities or to perform its covenants or agreements under this Agreement, Umpqua will give reasonably detailed written notice thereof to NBB. Notwithstanding anything to the contrary contained herein, supplementation of the Umpqua Disclosure Schedule following the execution of this Agreement shall not be deemed a modification of Umpqua’s representations or warranties contained herein.

7.6

S-4 Registration Statement.  As soon as reasonably practicable after the date hereof, Umpqua shall prepare and file with the SEC the S-4 Registration Statement including the Proxy Statement.  Umpqua agrees, as to itself and any Umpqua Subsidiary, that none of the information supplied or to be supplied by it or any Umpqua Subsidiary for inclusion or incorporation by reference in (i) the S-4 Registration Statement will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to NBB shareholders and at the times of the NBB shareholder meeting to be held in connection with the Holding Company Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Umpqua and NBB will cause the S-4 Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.

7.7

Listing of Securities.  Umpqua shall, promptly following the execution of this Agreement, file with the NASDAQ Stock Market a listing application covering the Umpqua Common Stock to be issued to the NBB shareholders and shall continue to take such steps as may be necessary to cause such Umpqua Common Stock to be listed on the NASDAQ Global Select Market on or before the Effective Date.

7.8

Other Actions.  Umpqua covenants and agrees to execute, file and record such documents and do such other acts and things as are necessary or appropriate to obtain required government and regulatory approvals and to otherwise accomplish this Agreement and the Plans of Merger.

7.9

Employee Matters

(a)

From and after the Effective Time, Umpqua shall and shall cause Umpqua Bank to honor in accordance with their terms as in effect immediately before the Effective Time (i) all written agreements entered into prior to the date hereof and set forth on Section 7.9(a) of the NBB Disclosure Schedule; provided, however, that such agreements shall be subject to any amendment or termination thereof that may be permitted by their terms or by Schedule 6.13, and (ii) all earned employee benefit or compensation obligations to current and former employees of NBB and the NBB Subsidiaries fully accrued as of the Effective Time.

(b)

From and after the Effective Time, for employees of NBB or TVB who are employed by Umpqua or Umpqua Bank as of the Effective Time and who remain employed with Umpqua or Umpqua during such period, Umpqua will (the “Benefits Integration”) shift NBB and TVB employees to the benefit programs then made available to similarly situated Umpqua or Umpqua Bank employees with credit for service with NBB and TVB accrued from the most recent hire date prior to the Benefits Integration deemed service with Umpqua for eligibility purposes; provided, however, nothing in this section 7.9(b) shall prevent Umpqua from electing to (i) continue one or more of the NBB Employee Benefit Plans in effect at the Effective Date (provided that Umpqua may subsequently shift NBB and TVB employees to benefit programs then made available to similarly situated Umpqua or Umpqua Bank employees with credit for service with NBB and TVB accrued from the most recent hire date prior to the Benefits Integration deemed service with Umpqua for eligibility purposes) or (ii) to the extent permitted by law and the NBB Employee Benefit Plans modify one or more of the NBB Employee Benefits Plans to provide for benefits that would be substantially similar to those provided to similarly situated Umpqua or Umpqua Bank employees at the Effective Date.  Nothing in this Section 7.9 shall limit the ability of Umpqua or Umpqua Bank to amend or terminate any of the Employee Benefits Plans in accordance with their terms at any time.

(c)

Except as otherwise provided in Section 7.9(a) with respect to individuals with employment or other written agreements that provide for severance payments and severance payable to individuals pursuant to the NBB and TVB Employee Handbook, NBB and TVB employees, (i) who are terminated other than for cause in connection with the Mergers will be provided with severance benefits by Umpqua based on the North Bay Bancorp & Subsidiaries Separation Pay Policy set forth in Section 10.2 of the copy of the NBB Employee Handbook provided to Umpqua subject to Umpqua’s ability to elect to pay such severance in a lump sum at termination or (ii) who by reason of the Mergers become employees of Umpqua or Umpqua Bank and are thereafter terminated other than for cause will be provided with severance benefits by Umpqua based on the Umpqua Bank Severance Policy as currently in effect as of the date of this Agreement.  Consistent with Section 7.9(b), NBB and TVB employees who become entitled to severance benefits, whether as a result of the Mergers or otherwise, will receive full credit for prior service accrued with NBB and TVB from their most recent hire date, plus service following the Effective Time, for purposes of determining the amount of such severance benefits.

(d)

For purposes of vacation benefits, service accrued with NBB and TVB from the most recent hire date shall be credited for determining an employee’s eligibility and length of vacation under the Umpqua vacation plan, and any vacation taken prior to the Benefits Integration will be subtracted under the Umpqua plan from the employee’s vacation entitlement for the calendar year in which the Benefits Integration occurs.

(e)

For purposes of participation in Umpqua bonus plans, profit sharing plans and arrangements, and similar benefits, NBB and TVB employees shall receive credit for length of service accrued with NBB and TVB and (except as may otherwise be provided in written employment contracts) shall be entitled to participate in Umpqua bonus compensation plans and awards beginning at the Effective Time.

(f)

Umpqua shall waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to employees of NBB and TVB under any Umpqua health and welfare plans in which such employees may be eligible to participate after the Effective Time and Umpqua shall cause each such plan to honor any deductible and payment toward out-of-pocket maximums paid by such employees during the portion of the calendar year prior to such employees participation under the Umpqua plans.

(g)

Notwithstanding anything to the contrary set forth herein, this Agreement is not intended, and it shall not be construed, to create third party beneficiary rights in any current or former employee or director of TVB or NBB, including the continuing employees (including any beneficiaries or dependents thereof), under or with respect to any plan, program or arrangement described in or contemplated by this Agreement and shall not confer upon any such current or former employee, including each continuing employee, the right to continued employment for any period of time following the Effective Time.

7.10

Indemnification of Directors and Officers; D&O Insurance

(a)

From and after the Effective Time, Umpqua shall indemnify and hold harmless, to the fullest extent permitted under applicable law (and Umpqua shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification), each present and former director and officer of NBB and TVB (collectively, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement; provided, however, that Umpqua shall not be required to indemnify any Indemnified Party pursuant hereto if it shall be determined that the Indemnified Party acted in bad faith and not in a manner such Party believed to be in or not opposed to the best interests of NBB.

(b)

Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 7.10, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Umpqua thereof, but the failure to so notify shall not relieve Umpqua of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party.  In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Umpqua shall have the right to assume the defense thereof and Umpqua shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Umpqua elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Umpqua and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Umpqua shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Umpqua shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) Umpqua shall not be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; and provided, further, that Umpqua shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

(c)

All rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of an Indemnified Party as provided in their respective articles of incorporation or bylaws and any existing indemnification agreements set forth in Section 7.10(c) of the NBB Disclosure Schedule, shall survive the Merger and continue in full force and effect in accordance with their terms, it being understood that nothing in this sentence shall require any amendment to the articles of incorporation or bylaws of Umpqua or Umpqua Bank.

(d)

Umpqua shall maintain NBB’s existing officers’ and directors’ liability insurance for a period of 3 years after the Effective Time or otherwise provide comparable coverage for such period.

(e)

If Umpqua or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the surviving corporation shall assume all of the obligations set forth in this Section 7.10.

(f)

The provisions of this Section 7.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

7.11

Section 16 Matters.  The board of directors of NBB and Umpqua shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) and Rule 16b-3(e) under the Exchange Act to exempt from Section 16(b) of the Securities Act (i) the conversion of shares of NBB Common Stock and NBB Options into Umpqua Common Stock or Converted Options, as the case may be, and (ii) the acquisition of shares of Umpqua Common Stock or Converted Options, as the case may be, pursuant to the terms of this Agreement by officers and directors of NBB subject to the reporting requirements of Section 16(a) of the Exchange Act or by employees of NBB who may become an officer of Umpqua subject to the reporting requirements of Section 16(a) of the Exchange Act.  In furtherance of the foregoing, prior to the Effective Time, (i) the board of directors of NBB shall adopt resolutions that specify (A) the name of each individual whose disposition of shares of NBB Common Stock (including NBB Options) is to be exempted, (B) the number of shares of NBB Common Stock (including NBB Options) to be disposed of by each such individual and (C) that the approval is granted for purposes of exempting the disposition from Section 16(b) of the Exchange Act under Rule 16b-3(e) of the Exchange Act and (ii) provided Umpqua timely receives the information from NBB necessary to adopt the following resolutions prior to the Effective Time, the board of directors of Umpqua shall adopt resolutions that specify (A) the name of each individual whose acquisition of shares of Umpqua Common Stock (including Converted Options) is to be exempted, (B) the number of shares of Umpqua Common Stock (including Converted Options) to be acquired by each such individual, (C) the material terms of the options and derivative securities with respect to Umpqua Common Stock to be acquired, including that price is determined based on the Exchange Ratio and that non-price terms are determined by reference to the terms of NBB Options and derivative securities with respect to shares of NBB Common Stock that have been converted into options and derivative securities with respect to Umpqua Common Stock and (D) that the approval is granted for purposes of exempting the acquisition from Section 16(b) of the Exchange Act under Rule 16b-3(d) of the Exchange Act.  In the event Umpqua does not receive the information from NBB necessary to adopt the foregoing resolutions prior to the Effective Time, the Board of Directors of Umpqua shall adopt such resolutions at its next regularly scheduled board meeting following receipt of such information.  NBB and Umpqua shall provide to counsel of the other party for its review copies of such resolutions to be adopted by the respective boards of directors prior to such adoption.

8.

Conditions to Obligations of Umpqua.

The obligations of Umpqua under this Agreement and the Plans of Merger to consummate the Holding Company Merger and the Bank Merger shall be subject to the satisfaction, on or before the Effective Date, of the following conditions (unless waived by Umpqua in writing and not required by law):

8.1

NBB Shareholder Approval; Dissenting Shareholders.  Approval of the principal terms of this Agreement by the shareholders of NBB with NBB shareholders holding fewer than 10% of the NBB Common Stock having perfected their right to become Dissenting Shareholders.

8.2

No Litigation.  No court or other governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Mergers or the other transactions contemplated by this Agreement (collectively, an “Order”).

8.3

No Banking Moratorium.  Absence of a banking moratorium or other suspension of payment by banks in the United States or any new material limitation on extension of credit by commercial banks in the United States.

8.4

Regulatory Approvals.  Procurement of all consents, orders, waivers and approvals required by law including but not limited to approvals or waivers, as the case may be, by the FRB, the FDIC, the Oregon Director and the California Commissioner of the transactions contemplated by the Agreement and the Plans of Merger, without any conditions or requirements included in any such required consents, orders or approvals which impose any condition or restriction on Umpqua or NBB, including without limitation, requirements relating to the raising of additional capital or the disposition of assets, which Umpqua reasonably determines to be materially burdensome in the context of the transactions contemplated by this Agreement, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Umpqua or NBB; and the expiration of all applicable regulatory waiting periods.

8.5

Compliance with Securities Laws.  The S-4 Registration Statement having become effective under the Securities Act.  No stop order suspending the effectiveness of the S-4 Registration Statement shall have issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

8.6

Other Consents.  Receipt of consents relating to real property leases listed in Schedule 8.6 and, except where failure to obtain any other consent and/or approval listed in Schedule 8.6 would not have a Material Adverse Effect, receipt of the other consents and/or approvals necessary for consummation of the transactions contemplated by this Agreement and the Plans as listed in Schedule 8.6.

8.7

Corporate Documents.  Receipt by Umpqua of:

(a)

Current certificates of good standing for NBB and TVB issued by the appropriate governmental officer as of a date immediately prior to the Effective Date; and

(b)

A copy, certified by each Secretary of NBB and TVB, of resolutions adopted by the Board of Directors and shareholders of each entity approving this Agreement and the applicable Plan of Merger.

8.8

Continuing Accuracy of Representations and Warranties.  The representations and warranties of NBB (i) that are qualified by reference to Material Adverse Effect being true at and as of the Effective Date as though such representations and warranties were made at and as of the Effective Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (ii) set forth in this Agreement that are not qualified by reference to Material Adverse Effect being true and correct as of the Effective Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.8(ii) shall be deemed to have been satisfied even if any representations and warranties of the NBB are not so true and correct unless the failure of such representations and warranties of the NBB to be so true and correct, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to NBB.

8.9

Compliance with Covenants and Conditions.  Compliance in all material respects by NBB with all agreements and covenants on its part required by this Agreement to be performed or complied with prior to or at the Effective Date.

8.10

No Material Adverse Effects.  Between the date hereof and the Effective Date, the absence of any event or circumstance that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to NBB.

8.11

Certificate.  Receipt by Umpqua of a Certificate of the Chief Executive Officer and the Chief Financial Officer of NBB, dated as of the Effective Date, certifying to the best of their knowledge the fulfillment of the conditions specified in Sections 8.1, 8.2, 8.6, 8.8, 8.9 and 8.10 hereof, that the average daily balance of consolidated Core Deposits for the calendar month preceding the Effective Date is not less than the product of 94.0% and the average daily balance of Core Deposits for the month of November 2006, and such other matters with respect to the fulfillment by NBB of any of the conditions of this Agreement as Umpqua may reasonably request.

8.12

Tax Opinion.  Receipt of a favorable opinion of Foster Pepper Tooze LLP, special counsel to Umpqua, dated as of the Effective Date, in form and substance reasonably satisfactory to Umpqua to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the transactions contemplated by the Agreement and the Plans of Merger will be reorganizations within the meaning of Section 368(a) of the Code; that the parties to the Agreement and to the Plans of Merger will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code; and that no taxable gain or loss will be recognized by NBB, TVB, Umpqua or Umpqua Bank as a result of the Mergers; that no taxable gain or loss will be recognized by the shareholders of NBB who exchange all of their NBB Common Stock for Umpqua Common Stock pursuant to the Holding Company Merger (except with respect to cash, if any, received for any fractional share interest in Umpqua Common Stock).  In rendering its opinion, Foster Pepper Tooze LLP may require and rely upon representations contained in letter from NBB and Umpqua.

8.13

Employee Agreements.  Each amended and restated severance, employment and salary continuation agreement entered into by those executives listed in Schedule 8.13(a) has not been amended or rescinded and remains in full force and effect.

8.14

Director Agreements.  Each Voting, Non-Competition and Non-Solicitation Agreement entered into by the directors of NBB and TVB as described in the Recitals to this Agreement has not been amended or rescinded and remains in full force and effect as of the Effective Date.

9.

Conditions to Obligations of NBB.

The obligations of NBB under this Agreement and the Plans of Merger to consummate the Holding Company Merger and the Bank Merger, shall be subject to the satisfaction, on or before the Effective Date, of the following conditions (unless waived by NBB in writing and not required by law):

9.1

Shareholder Approval.  Approval of the principal terms of this Agreement by the shareholders of NBB.

9.2

No Litigation.  No court or other governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any Order.

9.3

No Banking Moratorium.  Absence of a banking moratorium or other suspension of payment by banks in the United States or any new material limitation on extension of credit by commercial banks in the United States.

9.4

Regulatory Approvals.  Procurement of all consents, orders and approvals required by law including but not limited to approvals or waivers by the FRB, the FDIC, the Oregon Director and the California Commissioner of the transactions contemplated by the Agreement and the Plans of Merger, without any conditions or requirements included in any such required consents, orders or approvals which impose any condition or restriction on Umpqua or NBB, including without limitation, requirements relating to the raising of additional capital or the disposition of assets, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to Umpqua or NBB; and the expiration of all applicable waiting periods.

9.5

Compliance with Securities Laws.  The S-4 Registration Statement having become effective under the Securities Act.  No stop order suspending the effectiveness of the S-4 Registration Statement shall have issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

9.6

Other Consents.  Receipt of other consents and approvals necessary for consummation of the transactions contemplated by this Agreement and the Plans of Merger as listed in Schedule 9.6.

9.7

Corporate Documents.  Receipt by NBB of:

(a)

A certificate of existence for Umpqua and a good standing certificate for Umpqua Bank issued by the appropriate governmental officer dated as of a date immediately prior to the Effective Date;

(b)

A copy, certified by each Secretary of Umpqua and Umpqua Bank, of the resolutions adopted by the Board of Directors of each approving this Agreement and the respective Plan of Merger.

9.8

Continuing Accuracy of Representations and Warranties.  The representations and warranties of Umpqua (i) that are qualified by reference to Material Adverse Effect being true at and as of the Effective Date as though such representations and warranties were made at and as of the Effective Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (ii) set forth in this Agreement that are not qualified by reference to Material Adverse Effect being true and correct as of the Effective Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 9.8(ii) shall be deemed to have been satisfied even if any representations and warranties of the Umpqua are not so true and correct unless the failure of such representations and warranties of Umpqua to be so true and correct, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to Umpqua.

9.9

Compliance with Covenants and Conditions.  Umpqua having complied in all material respects with all agreements and covenants on its part required by this Agreement to be performed or complied with prior to or at the Effective Date.

9.10

No Material Adverse Effects.  Between the date hereof and the Effective Date, the absence of any event or circumstance that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect with respect to Umpqua.

9.11

Tax Opinion.  Receipt of a favorable opinion of Foster Pepper Tooze LLP, special counsel to Umpqua, dated as of the Effective Date, in form and substance satisfactory to NBB to the effect that on the basis of facts, representations and assumptions set forth in such opinion, the Holding Company Merger will be a reorganization within the meaning of Section 368(a) of the Code; that each of NBB and Umpqua will be “a party to a reorganization” within the meaning of Section 368(b) of the Code; and that no taxable gain or loss will be recognized by the shareholders of NBB who exchange all of their NBB Common Stock for Umpqua Common Stock pursuant to the Holding Company Merger (except with respect to cash, if any, received for any fractional share interest in Umpqua Common Stock).  In rendering its opinion, Foster Pepper Tooze LLP may require and rely upon representations contained in letters from NBB and Umpqua.

9.12

Certificate.  Receipt by NBB of a Certificate of the President and Chief Financial Officer of Umpqua, dated as of the Effective Date, certifying to the best of their knowledge the fulfillment of the conditions specified in Sections 9.2, 9.4, 9.6, 9.8, and 9.9 hereof and such other matters with respect to the fulfillment by Umpqua of any of the conditions of this Agreement as NBB may reasonably request.

10.

Closing.

The transactions contemplated by this Agreement and the Plans of Merger will close in the office of Foster Pepper Tooze LLP at such time and on such date within fifteen days following the day on which the conditions to closing are satisfied, as set by notice from Umpqua to NBB, or at such other time and place as the parties may agree.

11.

Termination; Price Protection.

11.1

Procedure for Termination.  This Agreement may be terminated before the Effective Date:

(a)

By the mutual consent of the Boards of Directors of Umpqua and NBB acknowledged in writing;

(b)

By Umpqua or NBB acting through their Boards of Directors upon written notice to the other party, if at the time of such notice the Mergers shall not have become effective by October 1, 2007 (or such later date as shall have been agreed to in writing by Umpqua and NBB acting through their respective Boards of Directors) except to the extent that the failure of the Mergers then to be consummated arises out of or results from the knowing action or inaction of such party, which action or inaction is in violation of its obligations under this Agreement;

(c)

By Umpqua, acting through its Board of Directors upon written notice to NBB, if there has been a breach by NBB in its representations, warranties or covenants set forth herein such that Section 8.8 or 8.9 would not be satisfied and which misrepresentation, breach or failure is not cured within thirty (30) days notice to NBB of such misrepresentation, breach or failure; or by NBB, acting through its Board of Directors upon written notice to Umpqua, if there has been a breach by Umpqua in its representations, warranties or covenants set forth herein such that Section 9.7 or 9.8 would not be satisfied and which misrepresentation, breach or failure is not cured within thirty (30) days notice to Umpqua of such misrepresentation, breach or failure;

(d)

By NBB, if its Board of Director determines in good faith (after consultation with Nixon Peabody LLP) that such action is required in order for the directors to comply with their respective fiduciary duties under applicable law; or

(e)

By NBB, if (1) the Umpqua Measuring Price is less than $26.42, (2) NBB delivers written notice to Umpqua of its intention to terminate this Agreement within two business days following the close of the Umpqua Measuring Period and (3) Umpqua does not elect to pursue a Decline Adjustment or Cash Fill Option as set forth below; provided, however, that, if Umpqua effects a stock dividend, stock split, combination, exchange of shares or similar transaction after the date hereof and prior to the date on which the Umpqua Measuring Price is determined, the provisions of this Section 11.1(e) shall be appropriately adjusted so that such event does not in and of itself trigger a termination right on behalf of NBB.

The following terms have the following meanings:

(i)

“Umpqua Measuring Period” means the fifteen trading days ending on the fifth business day prior to the Effective Date.

(ii)

“Umpqua Measuring Price” means the mathematical average of the per share closing prices of Umpqua Common Stock as quoted on the NASDAQ Global Select Market (as reported in The Wall Street Journal or another authoritative source) over the Umpqua Measuring Period.

Except as provided in Section 11.4, NBB shall not be entitled to terminate this Agreement pursuant to this Section 11.1(e) if Umpqua elects, no later than the close of business on the second succeeding Business Day after the later of (i) the close of the Umpqua Measuring Period and (ii) receipt of notice of NBB’s intent to terminate, either to:

(A)

adjust the Exchange Ratio (a “Decline Adjustment”) such that the Exchange Ratio (carried to five significant digits) shall equal the quotient of (i) $32.15 divided by (ii) the Umpqua Measuring Price, or

(B)

maintain the Exchange Ratio at 1.217 and pay additional consideration to NBB Shareholders (the “Cash Fill Option”) in cash (“Cash Consideration”) per share equal to $32.15 minus the product of (i) 1.217 times (ii) the Umpqua Measuring Price.

Upon Umpqua’s election of the Decline Adjustment or the Cash Fill Option, no termination shall have occurred pursuant to this Section 11.1(e) and this Agreement shall remain in effect in accordance with its terms (except as the term Exchange Ratio, as applicable, shall have been so modified), and in the event of a Decline Adjustment any references in this Agreement to “Exchange Ratio” shall thereafter be deemed to refer to the Exchange Ratio, as applicable, as adjusted pursuant to this Section 11.1(e).

(f)

By NBB or Umpqua, acting through its Board of Directors, if any Order permanently restraining, enjoining or otherwise prohibiting consummation of any of the Mergers shall become final and non-appealable (whether before or after the approval by the shareholders of NBB or Umpqua).

(g)

By either party if NBB shareholders fail to approve the principal terms of this Agreement at a meeting held pursuant to Section 6.10 or any adjournments or postponements thereof.

11.2

Effect of Termination.

11.2.1

In the event this Agreement is terminated pursuant to Section 11.1(a) or 11.1(b), 11.1(e) or 11.1(f), this Agreement shall become wholly void and of no further force and effect and there shall be no liability on the part of any party or its respective Board of Directors as a result of such termination or abandonment.

11.2.2

If this Agreement is terminated by NBB or Umpqua pursuant to Section 11.1(g) (provided that no failure of any covenant, condition, representation or warranty on the part of Umpqua or within the reasonable control of NBB shall have proximately caused the failure of NBB shareholders to have approved the principal terms of this Agreement), by Umpqua pursuant to Section 11.1(c) or by NBB pursuant to Section 11.1(d), then NBB agrees to pay to Umpqua its reasonable expenses incurred in entering into and attempting to consummate the transaction up to a maximum of $500,000, to be paid within thirty (30) days after Umpqua’s request; provided, however, if Umpqua has terminated the Agreement as a result of NBB’s willful failure to comply with any material covenant set forth in Section 6, it agrees to pay Umpqua an additional $2,000,000, to be paid within thirty (30) days after Umpqua’s request.  If this Agreement is terminated pursuant to Section 11.1(g) or Section 11.1(d), or by Umpqua pursuant to Section 11.1(c) and NBB enters into an Alternative Acquisition Transaction prior to the date that is 12 months from the date of termination and such Alternative Acquisition Transaction had been proposed prior to the date of the NBB shareholder meeting in the case of termination pursuant to Section 11.1(g) or prior to the date of termination in the case of termination pursuant to Section 11.1(c) or 11.1(d); and provided that in any of such events if, at the time of NBB’s shareholder meeting there was no material failure by Umpqua to comply with the covenants set forth in Section 7 and to satisfy the conditions set forth in Sections 9.7 and 9.9, then NBB will, within thirty (30) days after Umpqua’s request, pay Umpqua the sum of $5,000,000 (reduced by any amounts paid or payable pursuant to the first sentence of this paragraph).  This Section 11.2.2 shall be the sole remedy in favor of Umpqua for termination of this Agreement pursuant to the sections named in the first sentence, and Umpqua specifically waives the protections of any other legal or equitable remedies that otherwise might be available to Umpqua.

11.2.3

If this Agreement is terminated by NBB pursuant to Section 11.1(c), then Umpqua agrees to pay to NBB its reasonable expenses incurred in entering into and attempting to consummate the transaction up to a maximum of $500,000; provided, however, if NBB has terminated the Agreement as a result of Umpqua’s willful failure to comply with any material covenant set forth in Section 7, it agrees to pay NBB an additional $2,000,000.  This Section 11.2.3 shall be the sole remedy in favor of NBB for termination of this Agreement pursuant to the sections named in the first sentence, and NBB specifically waives the protections of any other legal or equitable remedies that otherwise might be available to NBB.

11.3

Price Protection.  Except as provided in Section 11.4, in the event the Umpqua Measuring Price is greater than $33.58 the Exchange Ratio (carried to five significant digits) shall equal the quotient of (i) $40.87 divided by (ii) the Umpqua Measuring Price.  If the Exchange Ratio is adjusted pursuant to this Section 11.3, this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to “Exchange Ratio” shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 11.3.

11.4

Participation in Subsequent Transaction.  From the date hereof through the Effective Time or the earlier termination of this Agreement, Umpqua shall not enter into any agreement with any unaffiliated third party concerning any purchase or acquisition of Umpqua or Umpqua Bank or substantially all of their respective assets by any unaffiliated third party through any type of corporate reorganization, stock acquisition or exchange, asset purchase or other similar transaction (an “Umpqua Transaction”), unless such Umpqua Transaction expressly provides (i) for the acquisition of NBB by Umpqua or a successor entity on the same terms and conditions as provided for in this Agreement and (ii) that if such Umpqua Transaction is completed before the Effective Time, the shareholders of NBB will be entitled to receive consideration in such transaction as if their shares of NBB had been converted into Umpqua Common Stock at the effective time of such transaction, without giving effect to any adjustment of the Exchange Ratio that would otherwise be required pursuant to Section 11.3 hereof.

11.5

Documents from NBB.  In the event of termination of this Agreement, Umpqua will promptly deliver to NBB all originals and copies of documents and work papers obtained by Umpqua from NBB, whether so obtained before or after the execution hereof.

11.6

Documents from Umpqua.  In the event of termination of this Agreement, NBB will promptly deliver to Umpqua all originals and copies of documents and work papers obtained by NBB from Umpqua, whether so obtained before or after the execution hereof.

12.

Miscellaneous Provisions.

12.1

Amendment or Modification.  Prior to the Effective Date, this Agreement and the Plans of Merger may be amended or modified, either before or after approval by the shareholders of NBB and Umpqua, only by an agreement in writing executed by the parties hereto upon approval of their respective Boards of Directors, except to the extent shareholder approval is required under applicable law.

12.2

Public Statements.  No party to this Agreement shall issue any press release or other public statement concerning the transactions contemplated by this Agreement without first providing the other parties hereto with a written copy of the text of such release or statement and obtaining the consent of the other parties to such release or statement, which consent will not be unreasonably withheld.  The consent provided for in this Section 12.2 shall not be required if the delay would preclude the timely issuance of a press release or public statement required by law or any applicable regulations.  The provisions of this Section 12.2 shall not be construed as limiting the parties from communications consistent with the purposes of this Agreement, including but not limited to seeking regulatory and shareholder approvals necessary to complete the transactions contemplated by this Agreement and the Plans of Merger.

12.3

Confidentiality.  Each party shall treat the non-public information that it obtains from the other parties to this Agreement in accordance with the Confidentiality Agreement.

12.4

Waivers and Extensions.  Each of the parties hereto may, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other parties hereto or waive compliance by the other parties hereto of any of the covenants or conditions contained herein or in the Plans of Merger, other than those required by law.  No such waiver or extension of time shall constitute a waiver of any subsequent or other performance or compliance.  No such waiver shall require the approval of the shareholders of any party.

12.5

Expenses.  Each of the parties hereto shall pay their respective expenses in connection with this Agreement and the Plans of Merger and the transactions contemplated thereby, except as otherwise may be specifically provided.

12.6

Financial Advisors.  Each of Umpqua and NBB is solely responsible for the payment of its own financial advisor fees.

12.7

Binding Effect, No Assignment.  This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder, shall be assigned by any of the parties hereto without the prior written consent of the other parties.

12.8

Representations and Warranties.  The respective representations and warranties of each party hereto contained herein shall not be deemed to be waived or otherwise affected by any investigation made by the other parties, and except for claims based upon fraud of the parties or their representatives, shall expire as of the Effective Date.

12.9

Remedies.  Except for claims based upon fraud of the parties or their representatives, the only remedy available to any party hereunder is for amounts payable pursuant to Section 11.2.

12.10

No Benefit to Third Parties.  Except for Section 7.9 or Section 7.10, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person or entity, other than the parties hereto, any right or remedy under or by reason hereof.  Claims of NBB shareholders receiving Umpqua Common Stock are limited to their rights under applicable federal and state securities law.  Representations, warranties and covenants of Umpqua herein are for the benefit of NBB only and expire as of the Effective Date.

12.11

Notices.  Any notice, demand or other communication permitted or desired to be given hereunder shall be in writing and shall be deemed to have been sufficiently given or served for all purposes if personally delivered or mailed by registered or certified mail, return receipt requested, or sent via confirmed facsimile to the respective parties at their addresses or facsimile numbers set forth below:

If to Umpqua:

Umpqua Holdings Corporation

One SW Columbia Street, Suite 1200

Portland, Oregon 97258

Attn: Raymond P. Davis, CEO

Fax:  (971) 544-3750

Copies of Notices to Umpqua to:

Kenneth E. Roberts

Andrew H. Ognall

Foster Pepper Tooze LLP

601 SW Second Avenue

Portland, OR 97204-3223

Fax:  (800) 601-9234

If to NBB:

North Bay Bancorp

1190 Airport Road, Suite 101

Napa, CA  94559

Attn:

Terry L. Robinson

Fax:

 (707) 252-5025

Copies of Notices to NBB to:

R. Brent Faye

Nixon Peabody LLP

Two Embarcadero Center

San Francisco, CA 94111

Fax:  (415) 984-8300

Any party from time to time may change such address or facsimile number by so notifying the other parties hereto of such change, which address or number shall thereupon become effective for purposes of this Section 12.11.

12.12

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

12.13

Entire Agreement.  This Agreement, including all of the schedules and exhibits hereto and other documents or agreements referred to herein, constitutes the entire agreement between the parties with respect to the Mergers and other transactions contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such matters.

12.14

Headings.  The article and section headings in this Agreement are for the convenience of the parties and shall not affect the interpretation of this Agreement.

12.15

Counterparts.  At the convenience of the parties, this Agreement may be executed in counterparts, and each such executed counterpart shall be deemed to be an original instrument, but all such executed counterparts together shall constitute but one Agreement.

12.16

Restrictions On Transfer.  Umpqua will not deliver any Umpqua Common Stock to any shareholder who, in the opinion of counsel for Umpqua, is or may be an “affiliate” (as defined in Rule 144 promulgated by the SEC pursuant to the Securities Act) of NBB, except upon receipt by Umpqua of a letter substantially in the form attached as Exhibit D hereto from that shareholder.

12.17

Material Change.  As used in this Agreement, a “Material Adverse Effect” means, with respect to Umpqua or NBB, any effect, circumstance, occurrence or change that (i) is material and adverse to the financial position, results of operations or business of Umpqua and Umpqua Subsidiaries taken as a whole or NBB and NBB Subsidiaries taken as a whole, as the case may be, or (ii) would materially impair the ability of either Umpqua or NBB, respectively, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that a material adverse effect or change shall not be deemed to include the impact of: (a) changes in banking and similar laws of general applicability or interpretations thereof by governmental authorities; (b) changes in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally; (c) changes in economic conditions affecting financial institutions generally or that are the results of acts of war or terrorism; (d) actions taken by NBB in compliance with Schedule 6.13; (e) a decline in the price of shares of NBB or Umpqua Common Stock on NASDAQ provided that the exception in this clause shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such decline has resulted in, or contributed to, a Material Adverse Effect; (f) any failure by NBB and the NBB Subsidiaries or Umpqua and the Umpqua Subsidiaries, as the case may be, to meet any published analyst estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing, provided, however, that the exception in this clause (f) shall not prevent or otherwise affect a determination that any change, effect, circumstance or development underlying such failure has resulted in, or contributed to, a Material Adverse Effect; (g) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring changes taken in connection with the Merger, each in accordance with GAAP; or (h) the announcement of this Agreement or the transactions contemplated hereby; provided, further, that, with respect to clauses (a), (b), and (c), such change, event, circumstance or development does not (i) primarily relate only to (or have the effect of primarily relating only to) NBB and TVB or Umpqua and Umpqua Bank, as the case may be, or (ii) significantly disproportionately adversely affect NBB and TVB or Umpqua and Umpqua Bank, as the case may be, compared to other companies of similar size operating in the banking industry in which NBB and TVB or Umpqua and Umpqua Bank operate.

12.18

Survival.  The agreements of Umpqua contained in Section 2, Section 7.9 and Section 7.10 of this Agreement shall survive the consummation of the Merger.  Section 11 and Section 12 of this Agreement and the Confidentiality Agreement shall survive the termination of this Agreement.  All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto, pursuant to the approval and authority duly given by resolutions adopted by a majority of their respective Boards of Directors, have each caused this Agreement to be executed by its duly authorized officers.

UMPQUA HOLDINGS CORPORATION

NORTH BAY  BANCORP

By:

By:

Raymond P. Davis, President and Chief

Terry L. Robinson, President and Chief

Executive Officer

Executive Officer

UMPQUA BANK

THE VINTAGE BANK

By:

By:

Raymond P. Davis, President and Chief

Terry L. Robinson, Chief Executive Officer

Executive Officer

By:

Glen C. Terry, President

Signature Page

Exhibit A

Holding Company Plan of Merger

Exhibit B

Bank Plan of Merger

Exhibit C

Forms of Voting, Non-Competition and Non-Solicitation Agreements
and
Form of Voting and Non-Solicitation Agreement

Exhibit D

Rule 145 Affiliate Letter